UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

Ameren Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11

Transforming For Our Future

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday • May 12, 2022
10:00 a.m. CDT

Ameren

Dear Fellow Shareholders:
You are cordially invited to attend Ameren Corporation’s 2022 Annual Meeting of Shareholders, which will be held on Thursday, May 12, 2022, at 10 a.m. CDT. In light of our robust COVID-19 safety protocols to protect the safety of our customers, employees, communities and shareholders, our annual meeting will be held in a virtual meeting format only. You will be able to attend, vote and submit questions for the virtual annual meeting by visiting www.virtualshareholdermeeting.com/AEE2022.
Despite the unprecedented challenges of COVID-19, we continue to be inspired by the resiliency of our Ameren team as they respond and adapt to the ever-changing environment. During the past two years, we have successfully modified our operations to incorporate robust health and safety procedures to keep our co-workers, customers and communities safe and leveraged technology to facilitate new ways of working for significant portions of our workforce.  What has not changed at Ameren is that we remain passionate about achieving our mission, To Power the Quality of Life, and our vision, Leading the Way to a Sustainable Energy Future. Through transformative environmental goals, meaningful social impacts, strong corporate governance, and sustainable growth, which represent the four pillars of our strong sustainability value proposition, we are executing a strategy that we believe will deliver superior long-term, sustainable value to our customers, communities and shareholders.
At the annual meeting, we look forward to sharing with you more about our recent accomplishments and future plans around our strong sustainability value proposition, including:
Transformative Environmental Goals. In 2020, we established a target of achieving net-zero carbon emissions by 2050 across all operations. To meet our goals, we’ve made significant investments in renewable energy sources. In 2021, we saw the first year of operation for our two large-scale wind facilities in northern Missouri, which added 700 megawatts of generation through an approximately $1 billion investment. In addition, we are making significant electric and natural gas investments in other innovative technologies that are transforming the grid, making it cleaner, safer, and more reliable, resilient and secure.
Social Impact: Promoting Diversity, Equity and Inclusion in our Business and Communities. We are committed to diversity, equity and inclusion (DE&I) at our company and in our communities. In 2021, we took further actions to support our commitment, including once again hosting a DE&I Leadership Summit for our co-workers and community leaders, featuring local and national speakers, as well as community workshops in Missouri and Illinois. We also spent approximately $900 million with minority-, women- and veteran-owned businesses through our robust supplier diversity program in 2021. And we were again named by DiversityInc as the nation’s Top Utility for DE&I in 2021, as well as being named a Best Place to Work for Disability Inclusion by the Disability Equality Index.
The pandemic has had a long-lasting impact on the communities we serve, with many families finding themselves in unforeseen financial and personal situations. At Ameren, we’ve been working since the onset of the pandemic to provide multiple avenues of support, including the use of flexible payment plans and connecting customers to millions of dollars in energy assistance from state and federal sources, as well as expanded company-funded programs such as Clean Slate in Missouri and Fresh Start in Illinois.
Strong Corporate Governance. We have an experienced and engaged board of directors and leadership team that are committed to strong corporate governance practices, as detailed in this proxy statement. Our governance structure includes robust oversight of our strategy, risk management practices, capital allocation, and operations in alignment with our sustainability value proposition. This includes executive compensation metrics tied to sustainable long-term earnings and dividend growth, operating performance, safety, DE&I, and progress toward our clean energy transition goals.
Delivering Sustainable Growth. We delivered strong earnings per share growth in 2021, driven by robust investments in energy infrastructure, as well as strong total shareholder returns. We expect to make significant investments over the next five years to enhance the reliability and resiliency of our energy grid, transition to a cleaner and more diverse generation portfolio, and implement new digital technologies and cybersecurity tools. We are also committed to continuing to work with stakeholders to establish constructive energy policies to support these critical investments. We believe these factors, when combined with our disciplined cost management and focus on continuous improvement, position Ameren to continue to deliver strong, sustainable value for you, our shareholders.
More information on how we are effectively integrating environmental, social, governance and sustainability matters into our corporate strategy is available in our latest ESG investor presentation and in our other sustainability reporting at www.amereninvestors.com.
On January 1, 2022, the leadership transition we announced last fall took effect. We have embarked on this forward-looking leadership structure with a shared commitment to continue the strong execution of our strategy to fulfill our vision and mission. We will also continue to keep our customers at the center of everything we do to provide them with safe, reliable, affordable and cleaner energy.
Details for attending our virtual annual meeting are included in this proxy statement. Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly, even if you plan to participate in the annual meeting.
Sincerely,
Warner Baxter Executive Chairman	Marty Lyons President and CEO
March 29, 2022
2022 Proxy Statement	3

Notice of Annual Meeting of Shareholders
of Ameren Corporation
Time and Date	Place
10 a.m. CDT on Thursday, May 12, 2022	Ameren Corporation’s 2022 Annual Meeting of Shareholders (“Annual Meeting”) will be held in a virtual meeting format only. You can participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2022.
Voting Items
Proposals	Board Vote Recommendation	For Further Details
1. Election of 14 Directors	“FOR” each director nominee	Page 17
2. Advisory Approval of Executive Compensation	“FOR”	Page 47
3. Approval of the Ameren Corporation 2022 Omnibus Incentive Compensation Plan	“FOR”	Page 82
4. Ratification of PricewaterhouseCoopers LLP (“PwC”) as Independent Registered Public Accounting Firm for 2022	“FOR”	Page 87
Shareholders will also act on other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.
Who Can Vote
If you owned shares of the Company’s Common Stock at the close of business on March 14, 2022, you are entitled to vote at the Annual Meeting and at any adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, shareholders may vote prior to the Annual Meeting by telephone, the Internet or mail, or during the Annual Meeting by participating in the virtual meeting. See “ADDITIONAL INFORMATION — Questions and Answers About the Annual Meeting and Voting” for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”
Date of Mailing
On or about March 29, 2022, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. On or about March 29, 2022, we began mailing the accompanying proxy card to certain shareholders.
By order of the Board of Directors,
Chonda J. Nwamu
Senior Vice President, General Counsel and Secretary
St. Louis, Missouri
March 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 12, 2022:
This proxy statement and our 2021 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/financial-info/proxy-materials.

4	Ameren Corporation

Item 3 Approval of the 2022 Omnibus Incentive Compensation Plan	82
Compensation and Governance Best Practices	82
Matters Considered by the Board with respect to the Number of Shares Available for Issuance Under the 2022 Plan	83
Potential Dilution; Burn Rate	83
Key Features of the 2022 Plan	83
Equity Compensation Plan Information	86
AUDIT MATTERS	87
Item 4 Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	87
Selection of Independent Registered Public Accounting Firm	87
Fees for Fiscal Years 2021 and 2020	88
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services	89
Audit and Risk Committee Report	89
SECURITY OWNERSHIP	91
Security Ownership of More Than Five Percent Shareholders	91
Security Ownership of Directors and Management	92
Delinquent Section 16(a) Reports	93
ADDITIONAL INFORMATION	94
Questions and Answers About the Annual Meeting and Voting	94
Other Matters	98
Shareholder Proposals	99
Proxy Solicitation	99
Form 10-K	99
Forward-Looking Information	100
APPENDIX A — RECONCILIATION OF NON-GAAP INFORMATION	A-1
APPENDIX B — 2022 OMNIBUS INCENTIVE COMPENSATION PLAN	B-1

2022 Proxy Statement	5

Proxy Statement Summary
Below is a summary of information regarding the items to be voted on at the Annual Meeting. You should read the entire proxy statement carefully before voting.
Company Overview
Ameren Corporation (“Ameren” or the “Company”) is a public utility holding company headquartered in St. Louis, Missouri. Ameren serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its rate-regulated utility subsidiaries: Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), and Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”). Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service, but does not own any power generating assets. Ameren Transmission Company of Illinois operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc.
Our Sustainability Value Proposition for Customers, Shareholders and the Environment
Ameren’s strategy is to invest in rate-regulated energy infrastructure, continuously improve operating performance, and advocate for responsible energy policies to deliver superior customer and shareholder value. Our ability to achieve our mission and vision and deliver superior long-term, sustainable value to our customers, communities and shareholders through the execution of our strategy is directly linked to four key sustainability pillars: environmental stewardship, social impact, governance and sustainable growth.

Environmental Stewardship
•
Accelerating transition to a cleaner and more diverse portfolio

−
Targeting net-zero carbon emissions by 2050, with strong interim targets in 2030 and 2040

−
Expect to add 2,400 megawatts (“MW”) of new renewable generation by 2030 and a total of 4,700 MW by 20401

−
Advanced expected retirement dates of two coal-fired energy centers in Ameren Missouri’s 2020 Integrated Resource Plan; all coal-fired energy centers expected to be retired by 2042

−
Expect to seek an extension of operating license for our carbon-free Callaway Nuclear Energy Center beyond 2044

−
Coal-fired generation expected to be approximately 6% of total rate base by 2026

•
Investing approximately $185 million annually over the next several years to fund electric and natural gas energy efficiency and demand response programs

•
Leading role in industry initiative to transform transportation infrastructure through development of a vast electric vehicle charging network

•
Well below federal and state limits for nitrogen oxide, sulfur dioxide and mercury

•
Significant water savings from closure of all ash pond facilities at coal-fired energy centers by 2023

•
Significant transmission investment to support transition to clean energy

•
Replaced 100% of cast and wrought iron pipeline on our natural gas delivery system; eliminated remaining unprotected steel pipeline in 2021

6	Ameren Corporation

Proxy Statement Summary

Social Impact
•
Delivering value to our customers in 2021 while focused on safety

−
Improved reliability: 12% better since 20132

−
Affordable rates: ~25% below Midwest average3

−
Improved customer satisfaction: 23% better since 20134; Ameren Illinois ranked #1 in residential customer satisfaction among peers in the Midwest for 2021

•
Socially responsible and economically impactful in communities

−
~$140 million to support eligible customers and charities from 2019-2021

•
Supporting core value of diversity, equity and inclusion

−
Ranked first among U.S. utilities for DE&I by DiversityInc in 2021 and among top five since 2009; also ranked a top company for ESG matters by DiversityInc in 2021

−
DE&I summit held in 2021 for community leaders and employees

−
Sponsor of University of St. Louis-Missouri’s Diversity, Equity and Inclusion Accelerator program for St. Louis-based entrepreneurs from underrepresented communities; second cohort began Dec. 2021

−
Approximately $900 million in diverse supplier spend in 2021, an 11% increase from 2020

−
Executive compensation program includes workforce and supplier diversity performance goals

Governance
•
Focused on strong governance practices that promote long-term value and accountability to key stakeholders

•
Diverse Board of Directors: ~57% women or racially/ethnically diverse5

•
Focused on refreshment; average tenure of Board of Directors is approximately six years5

•
Oversight of key ESG matters directly by Board of Directors or applicable standing board committees

•
Management-led Sustainability Executive Steering Committee evaluates key ESG and sustainability initiatives and disclosures

•
Executive compensation program that supports sustainable, long-term performance through inclusion of appropriate metrics, including ESG-based metrics

•
Transparency through extensive disclosure and sustainability reporting initiatives:

−
Second-highest utility ranking and overall score in the Center for Political Accountability’s 2021 Zicklin Index for Corporate Political Disclosure and Accountability

−
Annual sustainability report; annual EEI/AGA ESG/sustainability framework report; periodic climate risk report that is aligned with the TCFD reporting framework; TCFD and SASB disclosure mapping reports; EEO-1 report; participation in CDP climate and CDP water surveys, and an ESG-specific investor presentation

2022 Proxy Statement	7

Proxy Statement Summary

Sustainable Growth
•
Strong long-term growth outlook

−
Expect strong compound annual earnings per share growth from 2022 through 2026, primarily driven by strong expected compound annual rate base growth

−
Constructive frameworks for investment in all business segments

−
Strong long-term infrastructure investment pipeline for benefit of customers and shareholders through 2030

•
Attractive dividend

−
Annualized equivalent dividend rate of $2.36 per share provides attractive yield; annualized dividend increased approximately 38% since 2013

−
Dividend increased in 2022 for the ninth consecutive year

−
Expect future dividend growth to be in-line with long-term earnings per share growth with payout ratio in a range of 55% and 70% of annual earnings

•
Attractive total return potential

−
Track record of delivering strong results

−
Attractive combined earnings and dividend growth outlook compared to regulated utility peers

−
We believe execution of our strategy will deliver significant long-term value to both customers and shareholders

(1)
Based on Ameren Missouri’s 2020 Integrated Resource Plan as filed in September 2020; an update to the Integrated Resource Plan is expected to be filed in the first half of 2022 to reflect, among other things, an accelerated retirement of the Rush Island Energy Center.

(2)
As measured by the System Average Interruption Frequency Index (SAIFI). Represents the average of Ameren Illinois and Ameren Missouri.

(3)
Edison Electric Institute, “Typical Bills and Average Rates Report” for the 12 months ended June 30, 2021.

(4)
As measured by the J.D. Power Residential Customer Satisfaction Index; reflects average of Ameren Illinois and Ameren Missouri scores at year-end within the Midwest Large Segment.

(5)
Based on the nominees for election at the Annual Meeting.

8	Ameren Corporation

Proxy Statement Summary
2021 Financial Performance Highlights
The successful execution of our strategy drove strong financial results in 2021, as well as over the past five years.

$3.84 Earnings per diluted share (GAAP) $3.82* Weather normalized earnings per diluted share (non GAAP)

In 2021, Ameren earned $3.84 per diluted share on a GAAP basis, and $3.82 per diluted share on a weather-normalized core (non-GAAP) basis.*
Execution of our strategy has driven a strong compound annual earnings per diluted share growth rate from year-end 2013, the year in which we completed the divestiture of our non-rate-regulated merchant generation operations, to year-end 2021 of approximately 16 percent on a GAAP basis and 8 percent on a weather-normalized core (non-GAAP) basis.*
Ameren shares provided a total shareholder return (“TSR”) of approximately 17 percent in 2021, including an approximately 7 percent increase in the quarterly dividend during the first quarter of 2021, which was the eighth consecutive year the dividend was increased. From December 31, 2013, to December 31, 2021, Ameren shares provided a TSR of approximately 218 percent, which meaningfully exceeded the TSR of the S&P 500 Utility and Philadelphia Utility indices, as well as the S&P 500 index, for such period.	The Company invested approximately $3.5 billion in energy infrastructure in 2021 to better serve customers, which also drove strong rate base growth of approximately 11 percent, compared to 2020. For the five years ending December 31, 2021, we invested approximately $13.5 billion in energy infrastructure, which drove robust compound annual rate base growth of approximately 10 percent over the same period. These investments have improved the safety and reliability of our electric and natural gas systems, improved the efficiency of our energy centers, are supporting our clean energy transition, and strengthened our cybersecurity posture while keeping our electric rates competitive and affordable.

*
See Appendix A for GAAP to weather-normalized core earnings reconciliation.

Human Capital Management
The execution of our strategy is driven by the capabilities and engagement of our workforce. Our goal is to attract, retain and develop a talented and diverse workforce that is well-prepared to deliver on Ameren’s mission and vision, both today and in the future. The Human Resources Committee of Ameren’s Board of Directors is responsible for oversight of our human capital management practices and policies. Management regularly updates the Committee and the Board of Directors on human capital matters, including company culture; diversity, equity and inclusion; workforce demographics and pay equity; organizational structure and leadership development.
Our workforce strategy is anchored in four key pillars: Culture, Leadership, Talent, and Rewards.
2022 Proxy Statement	9

Proxy Statement Summary
Culture
We strive to cultivate a values-based, “All-In” culture that enables the sustainable execution of our strategy and reflects the following characteristics:
•
We Care about our customers, our communities and each other

•
We Serve with Passion

•
We Deliver for our customers and stakeholders

•
We Win Together as a result of teamwork and collaboration

We design our human capital management practices and policies to reinforce our core values, share our culture, and drive employee engagement. In doing so, we strive to align our employees to our mission and vision, improve safety, enhance innovation, increase productivity, attract and retain top talent, and recognize employee contributions, among other things.
We seek to foster diversity, equity and inclusion, one of our core values, across our organization. Ameren has established recruiting programs designed to enhance the diversity of our workforce pipelines. Additionally, each year, management and the Human Resources Committee review the diversity of our workforce, leadership team and leadership pipeline, as well as actions being taken to further enhance the diversity of our leadership team. Ameren also contributes to community organizations, holds diversity, equity and inclusion leadership summits for employees and community leaders, offers various training programs, and provides paid time-off for employee volunteerism and learning with organizations that support diversity, equity and inclusion.
Leadership
We seek to attract, develop and retain a strong, diverse leadership team. Management engages in an extensive succession planning process annually, which includes the involvement of the Board of Directors. We develop our leaders both individually, through job rotations, work experiences and leadership development programs, and as a team. Throughout the year, we offer a variety of forums intended to connect our leaders to our mission, vision, values, strategy and culture, to build leadership skills and capabilities, and to promote connection and inclusion. In addition, we evaluate our organizational structure and make adjustments and expand roles to facilitate execution of our strategy and organizational efficiency.
Talent
Our talent program is focused on developing our employees’ knowledge and skill sets, as well as creating a talent pipeline, to attract and retain a skilled and diverse workforce that will support our strategic initiatives. Ameren’s talent programs include training and development focused on safety, specialized skills, and leadership; mentoring programs; and community and educational partnerships and talent pipeline programs.
Rewards
The primary objective of our rewards program is to provide a total rewards package that attracts and retains a talented workforce and reinforces strong performance in a financially sustainable manner. We regularly evaluate our core benefits to balance employee value and financial sustainability. We strive to provide a competitive and sustainable rewards package that supports our ability to attract, engage and retain a talented and diverse workforce.
10	Ameren Corporation

Proxy Statement Summary
Community and Employee Support During COVID-19
During 2021, we continued to implement and adapt the important measures we commenced in 2020 to protect the health and safety of our employees, customers and communities as a result of the COVID-19 pandemic, including:
•
Application of robust safety protocols across the organization;

•
Engaging world-class health care experts to advise us;

•
Providing information and resources regarding COVID-19 vaccines and encouraging our coworkers to become vaccinated and receive booster shots;

•
Employing modified work practices to promote employee and customer safety;

•
Maintaining remote work capabilities for a significant portion of our workforce;

•
Continuing to make infrastructure investments that benefit customers and support the local economy;

•
Proactively monitoring supply chains to minimize impacts; and

•
Ensuring extensive review and oversight of financial and operational risks related to COVID-19 by the Board of Directors.

Collectively, these measures have continued to support our ability to deliver safe, reliable and affordable service to our customers and the communities we serve and to execute our strategy.

ITEM 1
Election of Directors
•
The 14 nominees for director include 12 independent directors, as well as the Company’s executive chairman and its president and CEO.

•
The Board of Directors believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.

•
For more information about the nominees’ qualifications, skills, and experiences, please see pages 18-25.

The Board unanimously recommends a vote “FOR” each of the 14 director nominees.
The following provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes by shareholders entitled to vote and represented at the annual meeting.
2022 Proxy Statement	11

Proxy Statement Summary
Name		Age	Director Since	Occupation	Independent	Committee Membership1
						ARC	HRC	NCGC	NOESC	FC
	Warner L. Baxter	60	2014	Executive Chairman of the Company
	Cynthia J. Brinkley	62	2019	Retired Chief Administrative and Markets Officer, Centene Corporation
	Catherine S. Brune	68	2011	Retired President, Allstate Protection Eastern Territory of Allstate Insurance Company				C
	J. Edward Coleman	70	2015	Retired Executive Chairman of CIOX Health		C
	Ward H. Dickson	59	2018	Retired Executive Vice President and Chief Financial Officer of WestRock Company						C
	Noelle K. Eder	52	2018	Executive Vice President and Global Chief Information Officer of Cigna Corporation
	Ellen M. Fitzsimmons	61	2009	Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation
	Rafael Flores	66	2015	Retired Senior Vice President and Chief Nuclear Officer of Luminant
	Richard J. Harshman	65	2013	Retired Executive Chairman and President and Chief Executive Officer of Allegheny Technologies Incorporated	, L					C
	Craig S. Ivey	59	2018	Retired President of Consolidated Edison Co. of New York, Inc.
	James C. Johnson	69	2005	Retired General Counsel of Loop Capital Markets LLC			C
	Steven H. Lipstein	66	2010	Retired President and Chief Executive Officer of BJC HealthCare
	Martin J. Lyons, Jr.	55	2022	President and Chief Executive Officer of the Company
	Leo S. Mackay, Jr.	60	2020	Senior Vice President, Ethics and Enterprise Assurance of Lockheed Martin Corporation
ARC	Audit and Risk Committee	FC	Finance Committee	C	Member and Chair of a Committee
HRC	Human Resources Committee	NOESC	Nuclear, Operations and Environmental	L	Lead Director
NCGC	Nominating and Corporate Governance Committee		Sustainability Committee
12	Ameren Corporation

Proxy Statement Summary
Board of Director Highlights

ITEM 2
Advisory Vote to Approve Executive Compensation (Say-on-Pay)
•
The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2021 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).

•
For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 48-81.

The Board unanimously recommends a vote “FOR” the advisory approval of executive compensation.
The Board has a long-standing commitment to strong corporate governance and recognizes the interests that shareholders have in executive compensation. The Company’s compensation philosophy is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility industry companies (the “Market Data”), adjusted for our short- and long-term performance and for the individual’s performance. The Board unanimously recommends a “FOR” vote because it believes that the Human Resources Committee, which is responsible for establishing the compensation for the NEOs, designed the 2021 compensation program to align the long-term interests of the NEOs with those of shareholders to maximize shareholder value.
2022 Proxy Statement	13

Proxy Statement Summary
2021 Executive Compensation Program Components
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon the Company’s GAAP diluted earnings per share (“EPS”), safety performance, operational, customer and diversity measures with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as coal-fired energy center retirements, over a three-year performance period, in MW (the “Clean Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately 38 months.
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Limited Perquisites	• Limited perquisites to the NEOs, such as financial and tax planning.
Fiscal 2021 Executive Compensation Highlights
The Company’s pay-for-performance program led to the following actual 2021 compensation being earned:
•
2021 annual short-term incentive base awards based on EPS, safety and operational performance, customer-focused and diversity, equity & inclusion measures were earned at 131.6 percent of target, subject to the individual performance modifications discussed under “EXECUTIVE COMPENSATION MATTERS — Compensation Discussion and Analysis” below. This payout reflected strong financial and operational performance by the Company in 2021 that was due, in part, to the strong execution of the Company’s strategy, including investing approximately $3.5 billion in capital projects, solid reliability of its operations for the benefit of customers, improved customer satisfaction, strong strategic capital allocation, disciplined cost management and achieving constructive state and federal regulatory outcomes. In consideration of the Company’s overall 2021 safety performance, management recommended and the Human Resources Committee approved a 2 percentage point downward adjustment to the 2021 STIP base award payout to 129.6 percent for all Company officers, including the NEOs.

•
The PSU long-term incentive awards granted in 2019 were earned at 142.5 percent of target based on our strong TSR relative to the defined PSU peer group over the three-year measurement period (2019-2021), which was primarily driven by share price appreciation of approximately 36 percent. The January 1, 2019 PSU awards increased in value from $65.23 per share on the grant date to $89.01 per share as of December 31, 2021. Ameren’s TSR performance was determined to be at the 67th percentile of the peer group. This strong performance was attributable to the sustained execution of the Company’s strategy that is delivering significant value to customers, the communities the Company serves, and shareholders.

14	Ameren Corporation

Proxy Statement Summary
The Company’s compensation program for 2021 was similar to the 2020 program, which was approved by approximately 96 percent of votes by shareholders entitled to vote and represented at the Company’s 2021 annual meeting. Highlights of the Company’s 2021 executive compensation program include:
•
pay opportunities appropriate to the size of the Company when compared to other companies in the utility industry;

•
a heavily performance-based pay program using multiple performance measures;

•
full disclosure of the financial performance drivers used in our incentives, in numeric terms;

•
updates to our short-term and long-term incentive programs to support sustainability and ESG goals, which, since 2020, have included the elimination of a former short-term program metric measuring the equivalent availability of our coal-fired energy centers, the addition of two customer satisfaction metrics and two diversity, equity and inclusion metrics in the short-term program, and the addition of the Clean Energy Transition metric in the long-term program;

•
a long-term incentive program that was primarily performance-based and aligned with shareholder interests through a link to stock price, measurement of TSR versus peer companies, and the Clean Energy Transition metric;

•
a “clawback” provision for annual and long-term incentives in the event of financial restatements or conduct or activity that is detrimental to the Company or violates the confidentiality or non-solicitation provisions of the applicable incentive award;

•
stock ownership requirements for NEOs (and other senior executives), in order to align the interests of those executives and shareholders;

•
a prohibition against directors and executive officers pledging Company securities and against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;

•
limited perquisites;

•
no excise tax gross-ups for change of control severance plan participants who began participating in the plan on or after October 1, 2009;

•
no backdating or repricing of equity-based compensation; and

•
retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

ITEM 3
Approval of 2022 Omnibus Incentive Compensation Plan
The Board is requesting that shareholders vote in favor of adopting the Ameren Corporation 2022 Omnibus Incentive Compensation Plan (the “2022 Plan”), which was approved by the Board of Directors on February 11, 2022, subject to shareholder approval. The 2022 Plan has been established to replace, on a prospective basis, the Ameren Corporation 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), which was previously approved by shareholders and will expire on April 24, 2024.
As with the 2014 Plan, the 2022 Plan authorizes the issuance of equity- and cash-based incentive awards to encourage strong performance by those individuals who are and will be responsible for the Company’s future growth and continued success. Given the decreasing number of shares of Common Stock that are available for grant under the 2014 Plan and its upcoming expiration, the Board is requesting shareholder approval of the 2022 Plan to ensure the Company is able to continue to provide equity-based and incentive-based awards to attract, motivate, and retain high quality employees and directors.
The Board unanimously recommends a vote “FOR” the approval of the Company’s 2022 Omnibus Incentive Compensation Plan.
Subject to adjustment upon the occurrence of various corporate events as described in the proposed 2022 Plan, the maximum number of shares of Common Stock requested for shareholder approval under the proposed 2022 Plan is 7.5 million shares, plus any shares remaining available under the 2014 Plan at the time the 2022 Plan becomes effective. If the proposed 2022 Plan is approved by
2022 Proxy Statement	15

Proxy Statement Summary
shareholders, based on its historic grant practices, the Company anticipates that the requested share authorization under the proposed 2022 Plan will last for substantially all of its ten-year term.
The 2022 Plan retains many of the features of the 2014 Plan in addition to including updates of certain provisions. As with the 2014 Plan, all awards for employees can only be made pursuant to the authority of the Board’s Human Resources Committee, and with respect to awards to non-employee directors, all awards can only be made pursuant to the authority of the Board.
Key features of the 2022 Plan are described below on pages 82 through 86 but are qualified in their entirety by reference to the full text of the 2022 Plan, which is attached as Appendix B to this proxy statement.

ITEM 4
Ratification of PwC as Our Independent Registered Public Accounting Firm
•
The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•
Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Set forth below is summary information with respect to PwC’s fees for services provided in fiscal 2021 and fiscal 2020.
	Year Ended December 31, 2021 ($)	Year Ended December 31, 2020 ($)
Audit Fees	4,157,000	3,923,000
Audit-Related Fees	225,000	661,475
Tax Fees	—	—
All Other Fees	28,650	70,100
16	Ameren Corporation

Corporate Governance

ITEM 1
Election of Directors
•
The 14 nominees for director include 12 independent directors, as well as the Company’s executive chairman and its president and CEO.

•
The Board believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.

•
For more information about the nominees’ qualifications, skills, and experiences, please see pages 18-25.

Board Recommendation for Election of Directors The Board unanimously recommends a vote “FOR” each of the 14 director nominees.
Fourteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors, or the Board of Directors may reduce the size of the Board in accordance with the Company’s By-Laws and Restated Articles of Incorporation. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 14 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event that any nominee for re-election fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. If there is a nominee, other than a nominee for re-election, who fails to obtain the required majority vote, such nominee will not be elected to the Board.
Information Concerning Nominees to the Board of Directors
•
The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously nominated the 14 directors named below for election at the Annual Meeting. All of the nominees are currently directors of the Company and, except for Mr. Lyons, all of the nominees were elected by shareholders at the Company’s prior annual meeting. Mr. Lyons, our President and CEO, was elected by the Board to serve as a director beginning January 1, 2022.

•
Each nominee has consented to being nominated for director and has agreed to serve if elected.

•
In addition to the specific experiences, qualifications, attributes or skills detailed below, each nominee has demonstrated the highest professional and personal ethics, broad experiences in business, environmental and sustainability matters, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

•
In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that, collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as

2022 Proxy Statement	17

Corporate Governance
defined by SEC rules. See “— Board Composition and Refreshment — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.
•
No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Qualifications and Experience	Warner L. Baxter	Cynthia J. Brinkley	Catherine S. Brune	J. Edward Coleman	Ward H. Dickson	Noelle K. Eder	Ellen M. Fitzsimmons	Rafael Flores	Richard J. Harshman	Craig S. Ivey	James C. Johnson	Steven H. Lipstein	Martin J. Lyons, Jr.	Leo S. Mackay, Jr.
Board Tenure	8	3	11	7	4	4	13	7	9	4	17	12	1	2
Age	60	62	68	70	59	52	61	66	65	59	69	66	55	60
Active Executive	●					●	●						●	●
Customer Relations or Consumer Orientation Experience	●	●	●	●		●			●	●		●	●	
Cyber / I.T./ Digital			●	●	●	●							●	
Diversity (Gender)														
Male	●			●	●			●	●	●	●	●	●	●
Female		●	●			●	●							
Diversity (Race/Ethnicity)														
White	●	●	●	●	●	●	●		●			●	●	
Hispanic or Latino								●						
Black or African American (United States)										●	●			●
Environmental/Sustainability	●	●		●	●		●	●	●	●		●	●	●
Financial or Banking Experience	●		●	●	●	●	●		●		●	●	●	●
Human Capital Management / Executive Compensation	●	●		●			●		●		●	●	●	●
Legal Experience							●				●			
Nuclear Experience	●							●					●	
Operations Experience	●	●	●	●	●	●		●	●	●		●	●	●
Serves on Other Public Boards	●	●							●		●			●
Utilities / Regulatory / Governmental Experience	●	●	●	●	●	●	●	●	●	●	●	●	●	●

18	Ameren Corporation

Corporate Governance
Warner L. Baxter Executive Chairman of the Company Director since: 2014 Age: 60	OUTSIDE DIRECTORSHIPS: • U.S. Bancorp, December 2015–Present • UMB Financial Corporation, 2013–October 2015
EXECUTIVE EXPERIENCE:
Mr. Baxter began his career with the Company in 1995 as Assistant Controller of Ameren Missouri. He was named Controller of Ameren Missouri in 1996. Following the 1997 merger of Ameren Missouri and CIPSCO Incorporated, he served as Vice President and Controller of Ameren and Ameren Services. In 2001, Mr. Baxter was named Senior Vice President, Finance. From 2003 to 2009, Mr. Baxter was Executive Vice President and Chief Financial Officer of Ameren and certain of its subsidiaries, where he led the finance, strategic planning and enterprise risk management functions. From 2007 to 2009, he was also President and Chief Executive Officer of Ameren Services. From 2009 to 2014, Mr. Baxter served as the Chairman, President and Chief Executive Officer of Ameren Missouri. On February 14, 2014, Mr. Baxter succeeded Thomas R. Voss as President of the Company. Mr. Baxter succeeded Mr. Voss as Chief Executive Officer of the Company on April 24, 2014 and as Chairman of the Board on July 1, 2014. Effective January 1, 2022, Mr. Baxter was elected Executive Chairman of the Company. Mr. Baxter also serves as Vice Chairman of the Edison Electric Institute (EEI), as association that represents all U.S. investor-owned electric companies. Prior to joining Ameren, Mr. Baxter served as senior manager in PwC’s national office in New York City from 1993 to 1995. From 1983 to 1993, Mr. Baxter worked in PwC’s St. Louis office, where he provided auditing and consulting services to clients in a variety of industries.
Mr. Baxter served as a director of Ameren Missouri from 1999 to 2014, and as a director of Ameren Illinois from 1999 to 2009.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Baxter’s extensive executive management and leadership experience; strong strategic planning, regulatory, accounting, financial, industry, risk management, government relations, operations, environmental and sustainability, and human capital management and compensation skills and experience; tenure with the Company (and its current and former affiliates); and tenure and contributions as a current Board member, the Board concluded that Mr. Baxter should serve as a director of Ameren.
Cynthia J. Brinkley Retired Chief Administrative and Markets Officer, Centene Corporation Director since: 2019 Age: 62	STANDING BOARD COMMITTEES: • Human Resources Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • Energizer Holdings, Inc., 2014–Present
EXECUTIVE EXPERIENCE:
From November 2014 until her retirement in February 2019, Ms. Brinkley served in multiple senior leadership roles at Centene Corporation, a managed health care company, including chief administrative and markets officer from June 2018 to February 2019 and president and chief operating officer from November 2017 to June 2018. Prior to joining Centene, Ms. Brinkley served as vice president of global human resources at General Motors Company from 2011 to 2013. She also held various leadership roles at AT&T Inc., including senior vice president of talent development, chief diversity officer and president of AT&T Missouri.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brinkley’s extensive executive management and leadership experience as a former president and chief operating officer of a leading managed health care company, as well as deep experience in the communities which Ameren serves and strong strategic planning, financial, regulatory, compensation, global human capital management and compensation, telecommunications, operations, risk management, environmental and sustainability and administrative skills and experience, the Board concluded that Ms. Brinkley should serve as a director of Ameren.
2022 Proxy Statement	19

Corporate Governance
Catherine S. Brune Retired President, Allstate Protection Eastern Territory of Allstate Insurance Company Director since: 2011 Age: 68	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Nominating and Corporate Governance Committee (Chair) OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Brune served as President of Allstate, a personal lines insurer, from October 2011 to November 2013 and oversaw Property/Casualty operations in 23 states and Canada. Ms. Brune worked in various managerial capacities for Allstate from 1976 to 2013. She was elected the company’s youngest officer in 1986, moving into information technology in the early 1990s. In 2002, Ms. Brune was named Allstate’s Senior Vice President, Chief Information Officer. Ms. Brune was a member of Allstate’s senior leadership team. Ms. Brune retired from Allstate in November 2013.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brune’s extensive executive management and leadership experience as a former president and chief information officer of a leading insurance company; strong cybersecurity, information technology, strategic planning, financial, regulatory, compensation, operations, customer relations, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Brune should serve as a director of Ameren.
J. Edward Coleman Retired Executive Chairman of CIOX Health Director since: 2015 Age: 70	STANDING BOARD COMMITTEES: • Audit and Risk Committee (Chair) • Finance Committee OUTSIDE DIRECTORSHIPS: • Lexmark International, Inc., 2010–2016 • Unisys Corporation, 2008–2014
EXECUTIVE EXPERIENCE:
Mr. Coleman served as Executive Chairman of CIOX Health, a health information management firm, from November 2018 through December 2019. Mr. Coleman previously served as Chief Executive Officer of CIOX Health from May 2016 to June 2017. Mr. Coleman served as Chairman and Chief Executive Officer of Unisys Corporation from October 2008 to December 2014. He previously served as Chief Executive Officer of Gateway, Inc. from 2006 to 2008, as Senior Vice President and President of Enterprise Computing Solutions at Arrow Electronics from 2005 to 2006, and as Chief Executive Officer of CompuCom Systems, Inc. from 1999 to 2004 and as Chairman of the Board from 2001 to 2004. Earlier in his career, he held various leadership positions at Computer Sciences Corporation and IBM Corporation.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Coleman’s extensive executive management and leadership experience as a former chief executive officer of both private and publicly traded technology companies; strong strategic planning, financial, cybersecurity, information technology, customer relations, human capital management and compensation, operations, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Coleman should serve as a director of Ameren.
20	Ameren Corporation

Corporate Governance
Ward H. Dickson Retired Executive Vice President and Chief Financial Officer of WestRock Company Director since: 2018 Age: 59	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Finance Committee (Chair) OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Dickson served as Executive Vice President and Chief Financial Officer of WestRock Company from July 2015 to November 2021. Mr. Dickson previously served as Executive Vice President and Chief Financial Officer of RockTenn Company, the predecessor of WestRock Company, from September 2013 to July 2015, and in various positions at Cisco Systems from February 2006 to September 2013, most recently as Senior Vice President of Finance.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Dickson’s extensive executive management and leadership experience as the chief financial officer of an industrial manufacturing company and senior officer of a technology company; extensive financial experience, including accounting, capital markets, capital structure, capital allocation, mergers and acquisitions and investor relations; significant risk management, cybersecurity, information technology, compensation, environmental and sustainability and administrative skills and experience; and contributions as a current Board and committee member, the Board concluded that Mr. Dickson should serve as a director of Ameren.
Noelle K. Eder Executive Vice President and Global Chief Information Officer of Cigna Corporation Director since: 2018 Age: 52	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Nominating and Corporate Governance Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Eder serves as Executive Vice President and Chief Information Officer of CIGNA Corporation. From March 2018 to September 2020, Ms. Eder served as Executive Vice President and Chief Information and Digital Officer of Hilton Worldwide Holdings Inc. From November 2016 to March 2018, Ms. Eder served as Chief Card Customer Experience Officer of Capital One Financial Corporation, and from September 2014 to November 2016, Ms. Eder served as Executive Vice President, Card Customer Experience of Capital One Financial Corporation. Earlier in her career, Ms. Eder held various positions at Intuit Inc., including as Senior Vice President and Chief Customer Care Officer from May 2013 to August 2014.
SKILLS AND QUALIFICATIONS:
Based primarily on Ms. Eder’s extensive executive and leadership experience as the executive vice president and chief information and digital officer of a hospitality company; strong consumer-oriented, cybersecurity, digital, information technology, financial, risk management, and administrative skills and experience; and contributions as a current Board and committee member, the Board concluded that Ms. Eder should serve as a director of Ameren.
2022 Proxy Statement	21

Corporate Governance
Ellen M. Fitzsimmons Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation Director since: 2009 Age: 61	STANDING BOARD COMMITTEES: • Finance Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Fitzsimmons has served as Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation since December 2019, having previously served as Corporate Executive Vice President, General Counsel and Corporate Secretary of its predecessor, SunTrust Banks, Inc., since 2018. From 2003 to November 2017, Ms. Fitzsimmons served as Senior and Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a transportation supplier, which she joined in 1991. Ms. Fitzsimmons oversaw all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with SunTrust and CSX, her responsibilities included key roles in public affairs and corporate governance-related areas.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the chief legal officer with broad responsibilities at a major financial services provider and a major transportation supplier, including strong legal, government relations, public affairs, regulatory, accounting, financial, risk management, internal audit, compliance, corporate governance, compensation, human capital management and compensation, inclusion, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Fitzsimmons should serve as a director of Ameren.
Rafael Flores Retired Senior Vice President and Chief Nuclear Officer of Luminant Director since: 2015 Age: 66	STANDING BOARD COMMITTEES: • Nominating and Corporate Governance Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Flores joined Luminant, a private Texas-based electric utility, in 1983 and served as Senior Vice President and Chief Nuclear Officer from 2009 to 2015. In this position, he oversaw operations at the Comanche Peak Nuclear Power Plant in Texas, reported nuclear matters directly to Luminant’s nuclear oversight advisory board and represented Luminant with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations, the Nuclear Energy Institute and on various committees and working groups in the nuclear industry.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Flores’ extensive executive and leadership experience as senior vice president and chief nuclear officer of an electric utility; government relations, public affairs, regulatory, industry, risk management, compensation, operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Flores should serve as a director of Ameren.
22	Ameren Corporation

Corporate Governance
Richard J. Harshman Retired Executive Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated Director since: 2013 Lead Director since: 2018 Age: 65
STANDING BOARD COMMITTEES:
•
Human Resources Committee

•
Nuclear, Operations and Environmental Sustainability Committee (Chair)

OUTSIDE DIRECTORSHIPS:
•
PNC Financial Services Group, Inc., 2019–Present

•
Allegheny Technologies Incorporated, 2011–2019

EXECUTIVE EXPERIENCE:
Mr. Harshman served as Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (ATI), a producer of specialty materials and components to the global electrical energy, aerospace and defense, oil and gas, chemical process industry, medical, and other diversified consumer and durable goods markets, from May 2011 through December 2018 and as Executive Chairman from January 2019 through May 2019. Prior to becoming Chairman, President and CEO, Mr. Harshman served as ATI’s President and Chief Operating Officer from August 2010 to May 2011, and Executive Vice President and Chief Financial Officer from December 2000 to August 2010.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Harshman’s extensive executive management and leadership experience as the chairman, president and chief executive officer, and previously the chief financial officer, of a specialty materials manufacturer; his significant strategic planning, financial, operations, regulatory, industry, customer relations, leadership development, human capital management and compensation, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Harshman should serve as a director of Ameren.
Craig S. Ivey Retired President of Consolidated Edison Company of New York, Inc. Director since: 2018 Age: 59	STANDING BOARD COMMITTEES: • Finance Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Ivey served as President of Consolidated Edison Company of New York, Inc. (Con Edison) from 2009 through 2017. Con Edison provides electric service to approximately 3.4 million customers and delivers gas to approximately 1.1 million customers in New York City and Westchester County; it also operates the largest steam distribution system in the United States for customers in New York City. He previously served in various positions at Dominion Resources, an electric utility company in Virginia, from 1985 to 2009, most recently as Senior Vice President for Transmission and Distribution.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Ivey’s extensive executive management and leadership experience as the president and senior vice president of regulated utility companies and his significant strategic planning, regulatory, industry, risk management, government relations, operations, environmental and sustainability and customer relations skills and experience; and contributions as a current Board and committee member, the Board concluded that Mr. Ivey should serve as a director of Ameren.
2022 Proxy Statement	23

Corporate Governance
James C. Johnson Retired General Counsel, Loop Capital Markets LLC Director since: 2005 Age: 69
STANDING BOARD COMMITTEES:
•
Human Resources Committee (Chair)

•
Nominating and Corporate Governance Committee

OUTSIDE DIRECTORSHIPS:
•
Hanesbrands Inc., 2006–Present

•
Energizer Holdings, Inc., 2013–Present

•
Edgewell Personal Care Company, 2015–Present

EXECUTIVE EXPERIENCE:
Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a financial services firm, from November 2010 to December 2013. From 1998 until 2009, Mr. Johnson served in a number of responsible positions at The Boeing Company, an aerospace and defense firm, including serving as Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007 and as Vice President and Assistant General Counsel, Commercial Airplanes, from 2007 until his retirement in March 2009. In February 2018, Mr. Johnson completed the NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight, demonstrating his commitment to board-level cyber-risk oversight.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Johnson’s extensive executive management and leadership experience as the former general counsel of a financial services firm and as the former vice president, corporate secretary and assistant general counsel of an aerospace and defense firm; his strong legal, compliance, risk management, board-management relations, corporate governance, finance, regulatory, human capital management and compensation skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Johnson should serve as a director of Ameren.
Steven H. Lipstein Retired President and Chief Executive Officer of BJC HealthCare Director since: 2010 Age: 66	STANDING BOARD COMMITTEES: • Human Resources Committee • Nominating and Corporate Governance Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Lipstein served as President and Chief Executive Officer of BJC HealthCare, one of the largest non-profit healthcare organizations in the United States, from 1999 through 2016, and as Chief Executive Officer through December 2017. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Mr. Lipstein served as Chairman of the Federal Reserve Bank of St. Louis from 2009 to 2011.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the former chief executive officer and president of a healthcare organization; strong strategic planning, banking, regulatory, financial, customer relations, operations, human capital management and compensation, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Lipstein should serve as a director of Ameren.
24	Ameren Corporation

Corporate Governance
Martin J. Lyons, Jr. President and Chief Executive Officer of the Company Director since: 2022 Age: 55	OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Lyons joined the Company in 2001 as Controller of Ameren and certain of its subsidiaries. Mr. Lyons was elected Vice President of the Company and certain of its subsidiaries in 2003. In 2007, he was elected Vice President and Principal Accounting Officer, and in 2008, he was elected Senior Vice President and Principal Accounting Officer of Ameren and its subsidiaries. In 2009, Mr. Lyons was elected Senior Vice President and Chief Financial Officer, while remaining as the Principal Accounting Officer, of the Company and its subsidiaries. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of the Company and its subsidiaries and relinquished his duties as Chief Accounting Officer. In 2016, Mr. Lyons was also elected Chairman and President of Ameren Services. In December 2019, Mr. Lyons was elected Chairman and President of Ameren Missouri. In January 2022, Mr. Lyons was elected President and Chief Executive Officer of the Company.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Lyons’ executive management experience, strong accounting, financial, risk management, government relations, operations, human capital management and compensation, and administrative skills and experience, and tenure with the Company (and its current and former affiliates), the Board concluded that Mr. Lyons should serve as a director of Ameren.
Leo S. Mackay, Jr. Senior Vice President, Ethics and Enterprise Assurance of Lockheed Martin Corporation Director since: 2020 Age: 60
STANDING BOARD COMMITTEES:
•
Audit and Risk Committee

•
Nuclear, Operations and Environmental Sustainability Committee

OUTSIDE DIRECTORSHIPS:
•
Cognizant Technology Solutions Corporation, October 2012–Present

EXECUTIVE EXPERIENCE:
Mr. Mackay has served as Senior Vice President, Ethics and Enterprise Assurance of Lockheed Martin Corporation, a global security and aerospace company, since August 2018, and also serves as the company’s chief sustainability officer. He previously held multiple senior leadership positions at Lockheed Martin, including Senior Vice President, Internal Audit, Ethics and Sustainability from June 2016 to July 2018, and Vice President, Ethics and Sustainability from July 2011 to July 2016. Prior to joining Lockheed Martin, Mr. Mackay served as chief operations officer of ACS State Healthcare, LLC. He also held leadership roles at the United States Department of Veterans Affairs and Bell Helicopter Textron, Inc.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Mackay’s extensive executive and leadership experience as a senior vice president and chief sustainability officer of a global security and aerospace company, including strong operations, regulatory, accounting, financial, risk management, internal audit, compliance, environmental and sustainability, governmental, human capital management and compensation, and administrative skills and experience, the Board concluded that Mr. Mackay should serve as a director of Ameren.
2022 Proxy Statement	25

Corporate Governance
Board Composition and Refreshment
•
The Nominating and Corporate Governance Committee regularly evaluates the composition of the Board in light of the Company’s strategy and the tenure of the members of the Board.

•
Directors are expected to resign from the Board at the next annual meeting after attaining age 72.

•
In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.

Board Effectiveness
The Board and the Committee have been actively focused on refreshment to ensure the Board continues to reflect an appropriate mix of skills, attributes and experiences.

Steps to improve Board Effectiveness	Outcomes

•
Regular evaluation of the Board in light of the Company’s strategy

•
Identify director candidates with diverse backgrounds and experiences

•
Retirement age policy

•
Commitment to robust director succession planning

•
Annual Board and committee performance self-evaluations

•
Average director tenure of approximately 6 years

•
>57% of Board nominees are gender or racially/ethnically diverse

•
Experience reflected in recent Board additions includes:

•
Customer relations experience

•
Cyber / IT / Digital experience

•
Environmental / Sustainability experience

•
Financial experience

•
Human capital management / DE&I experience

•
Utilities / Regulatory / Governmental  experience

•
Operations experience

•
Active executive

Board Diversity
Consideration of Director Nominees
The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Policy Regarding Nominations of Directors (“Director Nomination Policy”), a copy of which can be found on the Company’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee will evaluate shareholder recommendations using the same process it follows for other
26	Ameren Corporation

Corporate Governance
candidates. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees.
In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. When conducting searches for new directors, the Committee will use its best efforts to include among the pool of candidates women and racially or ethnically diverse candidates, and any third-party search firm engaged by the Committee will be asked to use its best efforts to include such candidates in the pool of candidates. In connection with its assessment and recommendation of candidates for director, the Nominating and Corporate Governance Committee will consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process.
The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:
•
the highest professional and personal ethics;

•
broad experience in business, government, education or technology;

•
ability to provide insights and practical wisdom based on their experience and expertise;

•
commitment to enhancing shareholder value;

•
sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•
compliance with legal and regulatory requirements;

•
ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•
independence; a substantial majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Board Structure — Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, because the Company is committed to maintaining its tradition of diversity and inclusion within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.
2022 Proxy Statement	27

Corporate Governance
The Company’s Director Nomination Policy requires all directors standing for re-election to agree that in the event that any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to such tendered resignation.
The Board’s Role and Responsibilities
Overview
The Board oversees the strategic direction of the Company in the long-term interests of the Company and its shareholders. The Board’s major responsibilities include:
•
Overseeing enterprise risk management, including sustainability and environment, social and governance matters;

•
Reviewing and approving strategic and operating plans, financial objectives and other significant actions;

•
Creating and maintaining an effective governance structure, including appropriate Board composition and planning for Board succession;

•
Overseeing our legal, regulatory and ethical compliance programs, including those relating to the preparation of financial statements and other public disclosures;

•
Evaluating Executive Chairman, CEO and senior management performance and determining executive compensation; and

•
Planning for Executive Chairman and CEO succession and monitoring management’s succession planning for other key executive officers.

Risk Oversight Process
Given the importance of monitoring risks, the Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. Our enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the Company.
The Audit and Risk Committee meets on a regular basis to review enterprise risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. The Audit and Risk Committee coordinates with other committees of the Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of the Board’s standing committees receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to a Board committee are considered by the Audit and Risk Committee through its oversight of the Company’s enterprise risk management process. The Audit and Risk Committee then discusses with members of senior management methods to mitigate such risks.
Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board which committees maintain oversight responsibilities described above and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the Board’s other standing committees identified below, each of which is chaired by an independent director in accordance with the committee charters. Through the process outlined above, the Board believes that its leadership structure provides effective oversight of the Company’s risk management.
28	Ameren Corporation

Corporate Governance
Oversight of Risks Associated with Environmental, Social and Governance Matters
We are committed to operating in a sustainable manner and are doing this by carefully balancing our key responsibilities to our customers and the communities we serve, our employees, our shareholders, and the environment. Reflecting this balanced approach to sustainability, Ameren’s commitment to strong corporate governance includes policies and principles that integrate ESG matters into our broader risk management and strategic planning initiatives. We are focused on ensuring that our corporate governance and enterprise risk management practices protect and enhance long-term shareholder value and reflect our environmental stewardship.
Working closely with the Nuclear, Operations and Environmental Sustainability Committee, the full Board of Directors oversees environmental matters as they relate to policy and strategy, including those related to planning for the potential implications of climate-related risks. The Board routinely considers environmental issues (including climate issues) and assesses how they impact the Company’s operations, strategies and risk profile. The Board is similarly focused on the Company’s social impact and regularly reviews the Company’s strategic initiatives that support its commitments to provide safe, reliable and affordable service for the communities in which the Company operates, including the development of a safety-first culture, charitable contributions and other economic support for customers and communities, and supplier and workforce diversity programs. The Company’s directors engage in vigorous discussions regarding these issues in which they express and consider diverse points of view. The Board has a depth and range of skills that make it well-positioned to address the risks and opportunities associated with environmental, social and governance issues. These include extensive energy industry, operational, strategic planning, financial, cyber, and regulatory experience, as well as environmental, sustainability and legal expertise. In addition to the Board’s direct oversight, standing committees of the Board have the following responsibilities:
•
The Audit and Risk Committee oversees Ameren’s enterprise risk management program, which includes strategic, operational and cybersecurity risks, as well as the processes, guidelines, and policies for identifying, assessing, monitoring, and mitigating such risks.

•
The Nuclear, Operations and Environmental Sustainability Committee oversees and reviews the Company’s operations, including safety, performance, environmental and compliance issues, and risks, policies, and performance related to environmental sustainability matters, including those related to climate change and water resource management. Senior management updates the Nuclear, Operations and Environmental Sustainability Committee on all aspects of the Company’s operations throughout the year, including long-term generation planning, compliance with environmental regulations and environmental sustainability matters.

•
The Nominating and Corporate Governance Committee oversees the Company’s corporate governance, which includes review of the Company’s proxy statements, shareholder proposals, the Company’s responses to shareholder proposals and any reports the Company issues in response to shareholder proposals.

2022 Proxy Statement	29

Corporate Governance
•
The Human Resources Committee oversees executive compensation practices and policies, including the integration of environmental, social and governance measures, and human capital management practices and policies, including those related to diversity, equity and inclusion.

We provide extensive information regarding our sustainability initiatives through our website, including in our annual sustainability report, our responses to the annual climate change and water surveys conducted by CDP, an ESG investor presentation, and our filings with the SEC. In addition, we were among the initial steering committee members of and annually produce a report in accordance with the Edison Electric Institute’s (“EEI”) and American Gas Association’s (“AGA”) ESG and sustainability-related reporting program. This program has developed a reporting framework to enable utility companies to provide the financial sector with key ESG and sustainability information on a more uniform and consistent basis. Our EEI/AGA ESG/Sustainability reports under this framework, which are available on our website at www.amereninvestors.com, include greenhouse gas emissions data, including 2005 baseline data, other ESG data, and a qualitative section with a discussion of the company’s ESG and sustainability strategy and governance. We also issue a periodic climate risk report that includes analysis of the impact of technological and policy changes that are consistent with limiting global warming, and we have published a report on our responsible management of coal combustion residuals. Additionally, we have posted a Task Force on Climate-related Financial Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) mapping of sustainability data on www.amereninvestors.com. Some of the reports contain cautionary statements regarding the forward-looking information included in those reports, include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide targets or goals that are not intended to be promises or guarantees. The reports may also change at any time and we expect updated versions will be posted on our website. Neither our website nor any of the reports or information included therein, including the reports and documents mentioned in this paragraph or elsewhere in this proxy statement are incorporated by reference to this proxy statement.
Human Capital Management
Under its charter, the Human Resources Committee is responsible for reviewing and discussing with management the Company’s human capital management practices and policies, including diversity, equity and inclusion initiatives. In accordance with these responsibilities, the Human Resources Committee receives regular updates from management regarding key human capital risks and initiatives, including those that relate to diversity, equity and inclusion, workforce demographics and pay equity, organizational structure, and leadership development. In 2021, the Board also held a focused development session regarding the Company’s initiatives to drive strategy execution through the Company’s culture, including the overall workforce strategy and related risks, diversity, equity and inclusion, and processes used by management to assess progress on strategic culture initiatives.
Management Succession Planning
The Board, consulting with the Human Resources Committee, the Executive Chairman, Chief Executive Officer and others, as it considers appropriate, establishes and reviews policies and procedures regarding succession to the Chief Executive Officer position and other key executive positions in the event of emergency or retirement. In furtherance thereof, the Board and the Human Resources Committee meet periodically in executive session to plan for succession with respect to the position of Chief Executive Officer and to monitor management’s succession planning for other key executives.
Oversight of Risks Associated with Compensation
In evaluating the material elements of compensation available to executives and other Company employees, the Human Resources Committee takes into consideration whether the Company’s compensation policies and practices may incentivize behaviors that might lead to excessive risk taking. The Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Company management, reviews the Company’s compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:
•
an appropriate balance of fixed and variable pay opportunities;

•
caps on incentive plan payouts;

•
the use of multiple performance measures in the compensation program;

•
measurement of performance at the corporate level;

•
a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•
Committee discretion regarding individual executive awards;

30	Ameren Corporation

Corporate Governance
•
oversight by non-participants in the plans;

•
a code of ethics, internal controls and other measures implemented by the Company;

•
anti-hedging and anti-pledging policies for executives;

•
a clawback provision in the 2014 Plan (and, if the plan is approved by shareholders, the 2022 Plan) that applies to annual and long-term incentive plan grants; and

•
stock ownership requirements applicable to members of the Company’s management team (including the NEOs, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 (collectively, the “Section 16 Officers”), and other members of the Company’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of the Company’s management team.

Based upon the above considerations, the Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to create risks that have a material adverse effect on the Company.
Oversight of Cybersecurity Risks
The Audit and Risk Committee has primary responsibility for oversight of cybersecurity risks, with management reports and discussion dedicated to this topic held in connection with each of the committee’s regularly scheduled meetings. These meetings include updates from senior management on the Company’s cybersecurity program and key initiatives, including risk assessments and audits, reports of investigations into significant cybersecurity events, and risk mitigation activities, including cybersecurity capabilities, controls and insurance. Senior management also provides updates on the Company’s digital strategy and implementation of key initiatives. The Nuclear, Operations and Environmental Sustainability Committee, which has oversight responsibility for operational matters, also receives updates from senior management on physical and cybersecurity matters as they relate to the Company’s operational facilities.
The full Board is also regularly updated on the Company’s cybersecurity program, including focused discussions in the context of its annual strategy sessions and through reporting from the Audit and Risk Committee and the Nuclear, Operations and Environmental Sustainability Committee. In addition, the Board participates in periodic cybersecurity drills to prepare for potential crisis scenarios.
The Company maintains an employee training and compliance program focused on driving awareness and behavior aligned with protecting the Company’s information and digital assets.
Shareholder Outreach and Engagement
The Company maintains an active shareholder engagement program to ensure regular communication with shareholders regarding areas of interest or concern. Each year, we conduct outreach to shareholders owning a significant percentage of our outstanding shares of Common Stock, in addition to presentations at industry and financial conferences and meetings with analysts and investment firms.
The Company’s engagement efforts include investor meetings specifically focused on its sustainability initiatives, including environmental stewardship, social impact, and governance practices, including executive compensation, risk management and oversight. Shareholder feedback and suggestions that we receive are reported to the Nominating and Corporate Governance Committee, the Human Resources Committee, the Nuclear, Operations and Environmental Sustainability Committee, or the entire Board, as applicable, for consideration. Our recent sustainability-focused engagement efforts have influenced:
•
the addition of oversight responsibilities for environmental sustainability for the Nuclear, Operations and Environmental Sustainability Committee and human capital management for the Human Resources Committee, as discussed in more detail under “— The Board’s Role and Responsibilities — Consideration of Risks Associated with Environmental, Social and Governance Matters” above;

•
the incorporation of an environmental metric into our long-term incentive compensation program and DE&I metrics into our short-term incentive compensation program;

•
our sustainability reporting, including the information presented in our EEI/AGA ESG/Sustainability reports and our ESG investor presentation, the publication of the Company’s EEO-1 report regarding workforce demographics, the issuance of reports regarding climate risk, coal ash management, and diversity, equity and inclusion initiatives, and our TCFD and SASB disclosure mapping;

•
development of Company environmental, biodiversity and water policies, a human rights policy statement, and a supplier code of conduct;

•
the development of Ameren Missouri’s 2020 integrated resource plan;

•
the creation of an annual Community Voices stakeholder event;

2022 Proxy Statement	31

Corporate Governance
•
the presentation of an enhanced director skills and demographics matrix in the proxy statement; and

•
the presentation of an expanded discussion of our Board of Director refreshment process in the proxy statement.

Board Structure
Board Leadership Structure
The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served at this time by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors.
As part of the Company’s recent CEO succession planning process, the Board determined that having Mr. Baxter serve as Executive Chairman and Mr. Lyons serve as President and CEO provides the optimal leadership structure at this time, given the transformational changes taking place in the industry. Mr. Baxter is well-suited to lead the Board as the Company pursues its long-term sustainability goals through the execution of its strategy due to his experience and engagement in federal legislative and regulatory initiatives, including through his leadership roles within industry organizations, as well as his experience with and deep understanding of Company operations, strategy, and ESG issues. He can ensure full Board engagement, balanced by a primarily independent Board with a strong Lead Director role that further supports engaged oversight.
Separating the CEO role allows Mr. Lyons to focus on leading all aspects of the Company’s strategy development and execution, including all day-to-day operational, financial, regulatory, legal and workforce matters, and allows Mr. Baxter to lead the Board in its oversight, advisory and risk management roles, with additional responsibility for energy and economic policy matters and engagement with key stakeholders. In making its determination to separate the Chairman and CEO roles, the Board also took into account elements of its governance framework that promote independent and balanced oversight:
•
pursuant to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is an employee of the Company, the Company has a designated independent Lead Director (as defined and discussed below), selected by the Company’s Nominating and Corporate Governance Committee and ratified by vote of the independent directors, with clearly delineated and comprehensive duties and responsibilities as set forth in the Company’s Corporate Governance Guidelines, which provides the Company with a strong and appropriate counterbalancing governance and leadership structure that is designed so that independent directors exercise oversight of the Company’s management and key issues, including strategy and risk;

•
only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee;

•
independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting;

•
the Company has established a Policy Regarding Communications to the Board of Directors for all shareholders and other interested parties; and

•
a non-independent Chairman of the Board continues to be the principal board leadership structure among S&P 500 companies in the United States, including the Company’s peer companies.

The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Board is committed to reviewing this determination on an annual basis, applying the perspectives of its diverse and engaged members to achieve a leadership structure that it believes is in the best interests of the Company and its stakeholders.
Lead Independent Director
According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Nominating and Corporate Governance Committee of the Board of Directors will select an independent director to preside at or lead the executive sessions (which selection will be ratified by vote of the independent directors of the Board of
32	Ameren Corporation

Corporate Governance
Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines provide that the Lead Director is elected annually to serve a one-year term. The Corporate Governance Guidelines also set forth the Lead Director’s authority, duties and responsibilities, as follows:
•
preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
convene and chair meetings of the independent directors in executive session at each Board meeting;

•
solicit the non-management directors for advice on agenda items for meetings of the Board;

•
serve as a liaison between the Chairman and the Chief Executive Officer and the independent directors;

•
call meetings of the independent directors;

•
collaborate with the Chairman and the Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas;

•
consult with the Chairman and the Chief Executive Officer on and approve information that is sent to the Board;

•
collaborate with the Chairman and the Chief Executive Officer and the Chairs of the standing Board committees in developing and managing the schedule of meetings of the Board and approve such schedules to assure that there is sufficient time for discussion of all agenda items; and

•
if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In performing the duties described above, the Lead Director is expected to consult with the Chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.
Director Independence
Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independence standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the NYSE listing standards. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director.
The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.
Under the Director Nomination Policy, an “independent director” is one who:
•
has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

•
is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

•
has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

•
has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

•
is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and for the past three years has not, and no member of his or her immediate family has been a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•
is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

•
is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million or two percent of such other company’s consolidated revenues during any of the past three years;

•
is free of any relationships with the Company that may impair or appear to impair his or her ability to make independent judgments; and

2022 Proxy Statement	33

Corporate Governance
•
is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:
•
any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•
the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.
In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.
In evaluating the independence of directors, the Board considered all transactions between the Company and entities with which the directors and nominees are associated. Directors Brinkley, Dickson, Eder, Harshman and Johnson are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were either rate-regulated or competitively bid. Directors Brinkley, Eder, Fitzsimmons, and Harshman are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were not rate-regulated or competitively bid but which were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In each case, the Board determined that the transactions were significantly below the thresholds under the director independence standards, and under the Company’s own standard for determining “material relationships” and did not affect the directors’ independence.
The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.
All of the referenced transactions discussed above were ordinary course commercial transactions made on an arm’s-length basis and on terms comparable to those generally available to unaffiliated third parties under the same or similar circumstances. The Board considered each of these transactions and relationships and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.
As a result of this review, the Board, at its meeting in February 2022, affirmatively determined that the following directors are independent under the NYSE listing standards and the standards set forth in the Director Nomination Policy: Cynthia J. Brinkley, Catherine S. Brune, J. Edward Coleman, Ward H. Dickson, Noelle K. Eder, Ellen M. Fitzsimmons, Rafael Flores, Richard J. Harshman, Craig S. Ivey, James C. Johnson, Steven H. Lipstein and Leo S. Mackay, Jr.; and that Warner L. Baxter, as Executive Chairman of the Company, and Martin J. Lyons, Jr., as President and Chief Executive Officer of the Company, are not independent under the NYSE listing standards and the Director Nomination Policy.
As required under the terms of their respective charters, all members of the Audit and Risk Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear, Operations and Environmental Sustainability Committee and the Finance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy.
34	Ameren Corporation

Corporate Governance
Executive Sessions of Independent Directors
The independent directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. During 2021, all directors other than Mr. Baxter were independent (see “— Board Structure — Director Independence” above). Richard J. Harshman, who currently serves as the Lead Director, presides at the executive sessions. The Lead Director’s duties also include those detailed under “— Board Structure — Board Leadership Structure” above.
Board Committees
The Board of Directors has a standing Audit and Risk Committee, Finance Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and Nuclear, Operations and Environmental Sustainability Committee, the chairs and members of which are recommended by the Nominating and Corporate Governance Committee, appointed annually by the Board and are identified below. Each committee is comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.
2022 Proxy Statement	35

Corporate Governance
Audit and Risk Committee

Meetings in 2021: 13
Chair
J. Edward Coleman
Other Members
Catherine S. Brune
Ward H. Dickson
Noelle K. Eder
Leo S. Mackay, Jr.
Each of J. Edward Coleman and Ward H. Dickson has been determined by the Board to qualify as an “audit committee financial expert” as that term is defined by the SEC. The Board has also determined that each committee member is “financially literate” within the meaning of the NYSE listing standards.

•
Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•
Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; periodically considers a potential rotation of the independent accountant firm.

•
Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.

•
Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•
Reviews with management and the independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•
Reviews with management and independent registered public accountants the Company’s critical accounting policies, current accounting trends and developments that may affect the financial statements, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit.

•
Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•
Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on a Company-wide basis.

•
Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.

•
Oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•
Reviews with management the results of any cybersecurity risk assessments or audits, reports of investigations into significant cybersecurity events and assessments of the Company’s insurance coverage for significant cybersecurity operational risks.

•
Reviews investigatory, legal and regulatory matters that may have a material effect on financial statements.

•
Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•
Oversees the Company’s enterprise ethics and compliance program, including the Code of Ethics applicable to all of the Company’s directors, officers and employees, and the Company’s Supplemental Code of Ethics for Principal Executive and Senior Financial Officers (see “— Board Practices, Policies and Processes — Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct” below); the identification and adherence to compliance obligations; and Company governance processes and policies.

36	Ameren Corporation

Corporate Governance
Human Resources Committee
Meetings in 2021: 8 Chair James C. Johnson Other Members Cynthia J. Brinkley Richard J. Harshman Steven H. Lipstein
•
Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of the Company and Presidents of its subsidiaries as well as other executive officers.

•
Administers and approves awards under the incentive compensation plan.

•
Administers and approves executive employment agreements, severance agreements and change of control agreements, if any.

•
Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s proxy statement.

•
Recommends to the Board amendments to those pension plans sponsored by the Company or any of its subsidiaries, except as otherwise delegated.

•
Reviews with management the Company’s human capital management practices, including diversity, equity and inclusion initiatives.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•
Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

•
Assists the Board of Directors in overseeing the development of executive succession plans.

Nominating and Corporate Governance Committee
Meetings in 2021: 6 Chair Catherine S. Brune Other Members Noelle K. Eder Rafael Flores James C. Johnson Steven H. Lipstein
•
Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•
Oversees the annual self-assessments of the Board and its committees.

•
Reviews the Board’s policy for director compensation and benefits.

•
Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.

•
Develops and recommends to the Board corporate governance guidelines; oversees the Company’s Related Person Transactions Policy (see “— Board Practices, Policies and Processes — Related Person Transactions Policy” below).

•
Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials.

•
Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

2022 Proxy Statement	37

Corporate Governance
Nuclear, Operations and Environmental Sustainability Committee
Meetings in 2021: 8 Chair Richard J. Harshman Other Members Cynthia J. Brinkley Ellen M. Fitzsimmons Rafael Flores Craig S. Ivey Leo S. Mackay, Jr.
•
Oversees and reviews the Company’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), environmental matters, plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.

•
Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to the Company’s facilities and operations.

•
Reviews significant inquires from and the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•
Reviews the Company’s policies, practices, programs and performance related to environmental sustainability, as well as significant communications and reporting to stakeholders regarding environmental sustainability matters.

•
Reviews and reports to the Board on the effectiveness of management in operating and managing, and the principal risks (including regulatory, reputational, business continuity, and environmental sustainability risks, including those related to climate change and water resource management) related to the Company’s operating facilities, including the Company’s nuclear energy center.

•
Reviews and provides input to the Human Resources Committee on appropriate safety, environmental sustainability and operational goals to be included in the Company’s executive compensation programs and plans.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

Finance Committee
Meetings in 2021: 7 Chair Ward H. Dickson Other Members J. Edward Coleman Ellen M. Fitzsimmons Craig S. Ivey
•
Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•
Reviews and makes recommendations regarding the Company’s dividend policy.

•
Reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million.

•
Reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans.

•
Oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

38	Ameren Corporation

Corporate Governance
Board Practices, Policies and Processes
History of Commitment to Good Governance Practices
The Company has a history of strong corporate governance practices and is continuously focused on ensuring that its corporate governance practices protect and enhance long-term shareholder value. The Company’s commitment to good corporate governance is demonstrated through practices such as:

BOARD OF DIRECTORS
Our entire Board is elected annually.

A majority voting standard is used to elect all directors.

Our Board is comprised entirely of independent directors, except for our Executive Chairman and our President and Chief Executive Officer.

We have an independent Lead Director with clearly delineated and comprehensive duties and responsibilities.

We maintain a director retirement age of 72.

We require directors who undergo a significant change in their principal employment to offer their resignation to the Nominating  and Governance Committee for its consideration.

Only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board. Each committee operates under a written charter that has been approved by the Board and is reviewed annually. Our independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting.

The Board and each of the Board committees annually reviews its performance, structure and processes in order to assess how effectively it is functioning.

The Board conducts succession planning on an annual basis and regularly focuses on senior executive development.

The Board, and the Audit and Risk Committee of the Board, regularly consider key risks facing and regulations applicable to the Company.

SHAREHOLDER RIGHTS
Shareholders representing not less than 25% of the Company’s outstanding Common Stock have the right to call a special meeting of shareholders.

We have implemented proxy access for a single shareholder, or a group of up to 20 shareholders, who have held 3% of the Company’s stock for at least 3 years to nominate the greater of 20% of the Board and two directors.

We do not have a shareholder rights plan (“poison pill”) in place.

Other than a super-majority requirement (66.67%) to approve mergers as provided by Missouri state statute, we have no super-majority voting requirement for shareholder action.

Our directors may be removed without cause.

2022 Proxy Statement	39

Corporate Governance
Corporate Governance Guidelines and Policies, Committee Charters and Codes of Ethics
The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Related Person Transactions Policy and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee. The Board of Directors also has adopted the Company’s Code of Ethics applicable to all of the Company’s directors, officers and employees and the Company’s Supplemental Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary. The information on the Company’s website, or any other website referenced in this report, is not incorporated by reference into this proxy statement.
Policy Regarding Communications to the Board of Directors
The Board of Directors has adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to our principal executive offices, to the attention of the Head of Investor Relations: Ameren Corporation, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s Common Stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations, or such other person designated by all non-management members of the Board, and if such communications are not solicitations, advertisements or other forms of mass mailings, illegal, unduly hostile and non-substantive, trivial, irrelevant or similarly unsuitable, they will be forwarded by the Office of the Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.
Annual Assessment of Board, Board Committee and Individual Director Performance
The Board of Directors annually reviews its performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board evaluation. Further, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee of the Board conducts an annual evaluation of its performance. After reviewing the Board evaluations, the Lead Director discusses the Board’s effectiveness with each director individually. The Lead Director reports to the Board on the Board evaluations, and each committee chair reports to the applicable committee on the committee evaluations. The full Board of Directors discusses the Board evaluation and committee evaluation reports to determine what, if any, action could improve (1) Board and Board committee performance and (2) if necessary, a director’s performance as it relates to the overall effectiveness of the Board. The Nominating and Corporate Governance Committee also considers the performance of all eligible incumbent directors in determining whether to recommend them to the Board as nominees for re-election at the Company’s next annual meeting of shareholders.
Board and Committee Meetings and Annual Meeting Attendance
The Board of Directors held ten meetings during 2021. Each director then serving on the Board attended at least 75 percent of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors at Board and Board committee meetings in 2021 was approximately 98 percent.
The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2021 annual meeting of shareholders, all of the then-incumbent directors were in attendance.
Standing Board Committee Governance Practices
The standing Board committees focus on good governance practices. These include:
requiring several meetings to discuss important decisions;
receiving meeting materials well in advance of meetings; and
40	Ameren Corporation

Corporate Governance
conducting executive sessions with committee members only.
Director Orientation and Development
Pursuant to the Company’s Corporate Governance Guidelines, the Company provides an orientation program for newly elected directors of the Company. The program, which is conducted no more than six months after the meeting at which the new director is elected, includes:
•
providing a director reference manual, which includes the Company’s key governance and policy documents, recent SEC filings and other disclosure documents, and other organizational information;

•
presentations by senior management to familiarize new directors with the Company’s strategic plans; significant financial, accounting and risk management issues; internal and independent auditors; compliance programs, code of ethics, governance practices; significant litigation and regulatory matters; and principal officers and compensation structure; and

•
subject to applicable safety protocols, visits to the Company’s headquarters, and may include visits to certain of the Company’s significant facilities.

The Board has also established a director development program that provides directors with the opportunity to receive substantive instruction on topical issues relating to the current and evolving responsibilities of directors of public companies and corporate governance matters. Through this program, each director has the opportunity to attend one or more development programs each year. In addition, the Board typically holds a development session in connection with each of its regularly scheduled meetings. These sessions include presentations by internal and external experts on key operational, financial, technology, environmental or governance issues. In 2021, these sessions included presentations on low-carbon technologies, cybersecurity, workforce strategy, federal and state climate change policy and clean energy technologies.
Corporate Governance Guidelines
The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines, which include certain director commitments and retirement policies, stock ownership requirements for directors, officers and other members of management.
Director Commitments Policy
Pursuant to the Company’s Corporate Governance Guidelines, a non-employee director may not serve on more than four (4) public company boards, including the Board, and a non-employee director who is also an executive of another public company may not serve on more than two (2) public company boards, including the Board, without prior approval of the Board. Employee directors may not serve on more than two (2) public company boards, including the Board, without prior approval of the Board. In addition, no member of the Audit Committee may serve on the audit committee of more than three (3) public companies without the prior approval of the Board. Directors are expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting any other company directorship or any assignment to the audit committee or compensation committee of the board of directors of any other company of which such director is a member. Directors accepting a directorship (or equivalent position) with a not-for-profit organization are also expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee before or promptly after accepting such a position.
Director Retirement Policy; Change in Employment Policy
Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to resign from the Board at the next annual meeting after attaining age 72. In addition, a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.
Stock Ownership Requirements
Director Stock Ownership Requirement
The Company has a stock ownership requirement applicable to all of its non-management directors. Under this requirement, as set forth in the Company’s Corporate Governance Guidelines, within five years after initial election to the Board, all non-management
2022 Proxy Statement	41

Corporate Governance
directors are required to own Company Common Stock equal in value to at least five times their base annual cash retainer and hold such amount of stock throughout their directorship.
If at any time a non-management director does not satisfy the stock ownership requirement, such director must retain at least 50 percent of the after-tax shares acquired under Ameren’s equity compensation programs until the stock ownership requirement is satisfied.
All non-management directors currently satisfy the stock ownership requirement, with the exception of Director Mackay, who became a director in 2020 and has until 2025 to meet this requirement, and Director Brinkley, who became a director in 2019 and has until 2024 to meet this requirement.
Management Stock Ownership Requirement
The Company has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term Common Stock ownership and is intended to align the interests of the Senior Leadership Team and shareholders. As set forth in the Company’s Corporate Governance Guidelines, each member of the Senior Leadership Team is required to own shares of Common Stock valued as a percentage of base salary as follows:
•
Chairman of the Company: 6 times base salary;

•
President and Chief Executive Officer of the Company: 6 times base salary;

•
Chief Financial Officer of the Company and each Company business segment President: 3 times base salary;

•
Other Section 16 Officers: 2 times base salary; and

•
All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member must retain at least 75 percent of the after-tax shares he or she acquires upon the vesting and settlement of (i) awards that are then outstanding under the Company’s equity compensation programs and (ii) any future awards granted under the Company’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs are in compliance with the stock ownership requirements, including taking into account any base salary increases for fiscal year 2022.
Related Person Transactions Policy
The Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings.
The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) competitively bid and the lowest bid is accepted or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.
A “Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s
42	Ameren Corporation

Corporate Governance
voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is  a general partner or principal or in a similar position or in which such person and all of the other Related Persons have a ten percent or greater beneficial interest. “Immediate family member” is defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.
The Office of the Secretary of the Company assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.
The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.
The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the code of ethics and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.
Based on the standards described above and certain determinations made by the Board discussed under “— Board Structure — Director Independence,” we had no Related Person Transactions in 2021.
2022 Proxy Statement	43

Corporate Governance
Director Compensation
The following table sets forth the compensation paid to non-management directors for fiscal year 2021, other than reimbursement for travel expenses related to their service on the Board of Directors and its committees.
2021 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
Cynthia J. Brinkley	122,500	145,035	—	—	267,535
Catherine S. Brune	127,500	145,035	—	—	272,535
J. Edward Coleman	127,500	145,035	—	—	272,535
Ward H. Dickson	124,896	145,035	—	—	269,931
Noelle K. Eder	121,736	145,035	—	—	266,772
Ellen M. Fitzsimmons	120,000	145,035	—	—	265,035
Rafael Flores	120,000	145,035	—	—	265,035
Richard J. Harshman	160,000	145,035	—	—	305,035
Craig S. Ivey	121,736	145,035	—	—	266,772
James C. Johnson	125,000	145,035	—	—	270,035
Steven H. Lipstein	117,500	145,035	—	—	262,535
Leo S. Mackay, Jr.	125,000	145,035	—	—	270,036
Stephen R. Wilson4	43,403	145,035	—	—	188,438

(1)
Represents the cash retainer and fees for service on the Board of Directors and its committees, including amounts deferred pursuant to the Director Deferred Compensation Plan (as defined and described in more detail below).

(2)
Annual grants of immediately vested shares of the Company’s Common Stock valued at approximately $145,000 were awarded to Directors Brinkley, Brune, Coleman, Dickson, Eder, Fitzsimmons, Flores, Harshman, Ivey, Johnson, Lipstein, Mackay and Wilson on January 2, 2021. Certain of such shares of Company Common Stock were deferred as deferred Stock Units (as defined and described in more detail below). As of December 31, 2021, Director Coleman had 13,700 deferred Stock Units, Director Dickson had 6,217 deferred Stock Units, Director Eder had 6,217 deferred Stock Units, Director Flores had 11,792 deferred Stock Units, Director Harshman had 1,908 deferred Stock Units, Director Ivey had 6,217 deferred Stock Units, Director Johnson had 19,939 deferred Stock Units, and Director Mackay had 1,908 deferred Stock Units accumulated in their deferral accounts from deferrals of annual stock awards, including additional deferred Stock Units credited as a result of dividend equivalents earned with respect to the deferred Stock Units (see “— Directors Deferred Compensation Plan Participation” below).

(3)
Ameren does not have a pension plan for non-management directors. There were no above-market or preferential earnings on deferred compensation in 2021 (see “— Directors Deferred Compensation Plan Participation” below).

(4)
Stephen R. Wilson retired from the Board of Directors effective May 6, 2021.

Role of Director Compensation Consultant
The Nominating and Corporate Governance Committee directly retains Meridian to advise it with respect to director compensation matters. During 2021, Meridian conducted an outside director market pay analysis for the Nominating and Corporate Governance Committee, as discussed further under “— Director Compensation — Fees and Stock Awards” below, and attended a Nominating and Corporate Governance Committee meeting to discuss the analysis. Pursuant to policies and procedures established by the Board of Directors for the purpose of determining whether the work of any compensation consultant raised any conflict of interest, the Nominating and Corporate Governance Committee determined that with respect to director compensation-related matters, no conflict of interest was raised by the work of Meridian.
Fees and Stock Awards
The compensation program for non-management directors is reviewed on an annual basis by the Nominating and Corporate Governance Committee with a view to provide a pay program that compensates non-management directors based on the median of the
44	Ameren Corporation

Corporate Governance
compensation opportunities provided by similar utility industry companies. During 2021, this review, in consultation with the Nominating and Corporate Governance Committee’s independent director compensation consultant, included an evaluation of a comparative peer group of companies that was identical to the 2021 PSU peer group (as discussed under “— Compensation Discussion and Analysis —PSU Peer Group” below) to determine the overall competitiveness of pay and prevalence of program features of Ameren’s director compensation program.
As a result of the Nominating and Corporate Governance Committee’s annual review, the Board of Directors approved the following changes to the non-management director compensation program, effective January 1, 2022, to make director pay more uniform among its members: increasing the annual cash retainer by $25,000, increasing the annual and initial grants of Company Common Stock by $5,000, increasing the Human Resources Committee chair retainer by $2,500, increasing the Nominating and Corporate Governance Committee and Finance Committee chair retainers by $5,000, and eliminating all committee member retainers. The 2022 non-management director compensation program consists of the following cash and stock-based compensation:
Annual Cash Retainer	• $125,000
Additional Cash Retainer for Committee Chairs	• $20,000
Additional Cash Retainer for Lead Director	• $30,000
Equity Compensation
• Annual Grant (on or about January 1)	• $150,000 of Common Stock
• Upon Initial Election to the Board	• $150,000 of Common Stock (pro-rated for portion of the calendar year for which a new director serves)
Other Benefits	• Reimbursement of customary and usual travel expenses related to Board and committee service • Eligibility to participate in a nonqualified deferred compensation program as described below
Directors Deferred Compensation Plan Participation
The Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors, as amended (the “Directors Deferred Compensation Plan”), offers non-management directors the option to defer all or part of their annual cash retainers, meeting fees and Company Common Stock share awards as described below. In 2021, each of Directors Brinkley, Eder and Ivey elected to defer all of his or her annual cash retainers. Each of Directors Coleman, Dickson, Eder, Harshman, Ivey, Johnson and Mackay elected to defer all of his or her 2021 stock award under the Directors Deferred Compensation Plan. There are no above-market or preferential earnings on compensation deferred with respect to deferrals made by any of our non-management directors.
All deferrals of Company Common Stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company Common Stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company Common Stock, and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company Common Stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock Units on the dividend payment date in accordance with the 2014 Plan. The price used for converting dividend equivalents to additional Stock Units is the same as the price used for calculating the number of additional shares purchased as of such dividend payment date by Ameren’s Deferred Compensation Plan record keeper.
All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company Common Stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company Common Stock for each whole Stock Unit and cash equal to the fair market value of each fraction of a Stock Unit credited to the participant’s account.
A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors at age 55 or over in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to age 55 and after the occurrence of a Change of Control (as hereinafter defined under “— Compensation Tables and Narrative Disclosures — Potential
2022 Proxy Statement	45

Corporate Governance
Payments upon Termination or Change of Control”), the balance in such director’s deferral account, with any interest payable, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Company’s Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest until distributed. The cash value of the Stock Unit will equal the value of one share of Company Common Stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.
46	Ameren Corporation

Executive Compensation Matters

ITEM 2
Advisory Vote to Approve Executive Compensation (Say-on-Pay)
•
The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2021 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).

•
For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 48-81.

Board Recommendation for Advisory Vote to Approve Executive Compensation (Say-on-Pay)
Your Board of Directors unanimously recommends a vote “FOR” the advisory approval of the compensation of the named executive officers disclosed in this proxy statement.

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote to approve the compensation of the NEOs at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program for NEOs through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in this proxy statement.”
Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the 2021 compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the 2021 compensation of our NEOs.
As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of this vote when developing future compensation programs for NEOs. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2023.
2022 Proxy Statement	47

Executive Compensation Matters
Executive Compensation
The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Human Resources Committee Report
The Human Resources Committee (the “Committee”) of the Board of Directors discharges the Board’s responsibilities relating to compensation of the Company’s executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and other compensation plans, policies and programs of the Company. The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter. The Compensation Discussion and Analysis has been prepared by management of the Company.
The Committee met with management of the Company and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and the Board approved that recommendation.
Human Resources Committee:
James C. Johnson, Chairman
Cynthia J. Brinkley
Richard J. Harshman
Steven H. Lipstein
Compensation Discussion and Analysis
Executive Overview
This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2021 with respect to our NEOs, which are listed in the following table.
NAMED EXECUTIVE OFFICERS
Named Executive Officer	Title
Warner L. Baxter	Executive Chairman, Ameren*
Martin J. Lyons, Jr.	President and Chief Executive Officer, Ameren*
Michael L. Moehn	Executive Vice President and Chief Financial Officer, Ameren
Richard J. Mark	Chairman and President, Ameren Illinois
Fadi M. Diya	Senior Vice President and Chief Nuclear Officer, Ameren Missouri

*
From January 1, 2021 to December 31, 2021, Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren and Mr. Lyons served as Chairman and President of Ameren Missouri.

48	Ameren Corporation

Executive Compensation Matters
2021 Company Business Highlights
The successful execution of our strategy continued to drive strong results in 2021. Key financial and operational highlights include the following:
Financial Highlights

•
Ameren earned $3.84 per diluted share on a GAAP basis and $3.82 per diluted share on a weather-normalized (non-GAAP) basis in 2021.* The 2021 earnings reflected strong operating performance and the execution of the company’s strategy across all business segments.

•
Execution of our strategy has driven a strong compound annual earnings per diluted share growth rate from year-end 2013, the year in which we completed the divestiture of our non-rate regulated merchant generation business, to year-end 2021 of approximately 16 percent on a GAAP basis and 8 percent on a weather-normalized core (non-GAAP) basis.*

•
Ameren shares provided a TSR of approximately 17.1 percent in 2021, including an approximate 7 percent increase in the quarterly dividend during the first quarter of 2021, the eighth consecutive year that the dividend was increased. From December 31, 2013, to December 31, 2021, Ameren shares provided a TSR of approximately 218 percent, which meaningfully exceeded the TSR of the S&P 500 Utility and Philadelphia Utility indices, as well as the S&P 500 index. Ameren’s TSR was also determined to be at the 67th percentile among its peer group for the three-year performance period ended December 31, 2021.

•
Ameren invested approximately $3.5 billion in energy infrastructure in 2021 to better serve customers, which also drove strong rate base growth of approximately 11 percent, compared with 2020. For the five years ending December 31, 2021, we have invested approximately $13.5 billion in energy infrastructure, which drove robust compound annual rate base growth of approximately 10 percent over the same period. These investments have improved the safety and reliability of our electric and natural gas systems, improved the efficiency of our energy centers, are supporting our clean energy transition through development of additional renewable resources and grid modernization, and strengthened our cybersecurity posture while keeping our electric rates competitive and affordable.

Operational and Regulatory Highlights

•
Ameren’s residential electric rates remained well below the Midwest and national averages.

•
In 2021, our JD Power residential customer satisfaction scores were approximately 23% better compared to 2013, with Ameren Illinois and Ameren Missouri achieving the first and third residential electric ranking, respectively, among Midwest large utilities.

•
Our reliability performance remained strong, reflecting a 12% improvement since 2013.

•
We achieved constructive outcomes in our rate review proceedings with the Missouri Public Service Commission and the Illinois Commerce Commission.

•
Constructive energy legislation was enacted in Illinois and Missouri that gives Ameren Illinois the option to establish a four-year rate plan. In Missouri, legislation was enacted that enables Ameren Missouri to seek authorization from the Missouri Public Service Commission (“MoPSC”) for the issuance of securitized utility tariff bonds to finance the cost of retiring coal-fired energy centers.

•
We acquired the Atchison Energy Center, a 300 MW wind generation facility in northwestern Missouri and our second wind energy investment, which will help support compliance with Missouri’s renewable energy standard and support Ameren’s carbon emissions reduction goals.

•
Ameren Missouri continued implementing its Smart Energy Plan, which was filed with the MoPSC in February 2019. The Smart Energy Plan is designed to modernize Ameren Missouri’s electric infrastructure and includes investments that will upgrade the grid and accommodate more renewable energy.

•
We continued to make significant investments in our transmission infrastructure to strengthen and modernize the electric grid.

•
We took further actions to support our commitment to our core value of diversity, equity and inclusion. We once again hosted a DE&I Leadership Summit for our co-workers and community leaders, featuring local and national speakers, as well as community workshops in Missouri and Illinois. We also spent approximately $900 million with minority-, women- and veteran-owned businesses through our robust supplier diversity program in 2021, and we were again named by DiversityInc as the nation’s Top Utility for DE&I in 2021, as well as among the top companies for environmental, social and governance matters. In addition, we were named a Best Place to Work for Disability Equality by the American Association of People with Disabilities and the Disability Equality Index.

•
We continued our robust energy efficiency programs in both Missouri and Illinois. In 2021, we provided approximately $195 million in funding for these programs, which give our customers the ability to reduce their energy usage and help reduce emissions.

*
See Appendix A for GAAP to weather-normalized core earnings reconciliation.

2022 Proxy Statement	49

Executive Compensation Matters
2021 Executive Compensation Highlights
The Company’s pay-for-performance program led to the following actual 2021 compensation being earned:
•
2021 annual short-term incentive base awards based on EPS, safety and operational performance, customer-focused and diversity, equity & inclusion measures were earned at 131.6 percent of target, in addition to the individual performance modification discussed below. This payout reflected strong financial and operational performance by the Company in 2021 that was due, in part, to the strong execution of the Company’s strategy, including investing approximately $3.5 billion in capital projects, solid reliability of its operations for the benefit of customers, improved customer satisfaction, strong strategic capital allocation, disciplined cost management and achieving constructive state and federal regulatory outcomes. In consideration of the Company’s overall 2021 safety performance, management recommended and the Human Resources Committee approved a 2 percentage point downward adjustment to the 2021 STIP base award payout to 129.6 percent for all Company officers, including the NEOs.

•
The PSU long-term incentive awards granted in 2019 were earned at 142.5 percent of target based on our strong TSR relative to the defined PSU peer group over the three-year measurement period (2019-2021), which was primarily driven by share price appreciation of approximately 36 percent. The January 1, 2019 PSU awards increased in value from $65.23 per share on the grant date to $89.01 per share as of December 31, 2021. Ameren’s TSR performance was determined to be at the 67th percentile of the peer group. This strong performance was attributable to the sustained execution of the Company’s strategy that is delivering significant value to customers, the communities the Company serves, and shareholders.

Guiding Objectives
Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of our shareholders to maximize shareholder value.
Our compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:
50	Ameren Corporation

Executive Compensation Matters
What we do:	What we don’t do:

Target pay opportunities based on a reasonable range around the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

Maintain a short-term incentive program that is entirely performance-based with the primary focus on our EPS and additional focus on safety, operational, customer and DE&I metrics and individual performance.

Design our long-term incentive program with the primary focus on our TSR versus that of a utility peer group and with additional focus on our clean energy transition.

Include in our short-term and long-term incentive awards “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

Maintain stock ownership requirements for our Senior Leadership Team and non-management directors.

Provide only limited perquisites, such as financial and tax planning.

Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.

Engage an independent compensation consultant who reports directly to the Committee.

No employment agreements.

No employee, officer or director is permitted to hedge Ameren securities.

No executive officer or director is permitted to pledge Ameren securities.

No tax “gross-up” payments on perquisites.

No dividends or dividend equivalents paid on unearned incentive awards.

No repricing or backdating of equity-based compensation awards.

No excise tax “gross-up” payments except for officers who became participants in the Change of Control Severance Plan prior to October 1, 2009.

2022 Proxy Statement	51

Executive Compensation Matters
Overview of Executive Compensation Program Components
In 2021, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below.
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon the Company’s GAAP diluted EPS, safety performance, operational, customer and diversity measures with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as coal-fired energy center retirements, over a three-year performance period, in MW (the “Clean Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately 38 months.
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Limited Perquisites	• Limited perquisites to the NEOs, such as financial and tax planning.
We also provide various health and welfare benefits to the NEOs on substantially the same basis as we provide to all salaried employees.
Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation, as well as with our overall compensation program.
Market Data and Compensation Peer Group
In October 2020, Meridian, the Committee’s independent consultant, collected and analyzed comprehensive data regarding similar utility industry companies, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The data was obtained from a proprietary database maintained by Aon.
Compensation opportunities for the NEOs were compared to the size-adjusted median of the compensation opportunities for comparable positions provided by similar utility companies (the “Market Data”), defined as regulated utility industry companies in a revenue size range approximately one-half to double our size, with limited exceptions (our “compensation peers”). To the extent utility industry data is not available, general industry data is used. The Committee’s independent consultant used statistical techniques to adjust the
52	Ameren Corporation

Executive Compensation Matters
data to be appropriate for our revenue size. Our compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data.
We provide compensation opportunities at levels informed by the Market Data and design our incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.
The companies identified as the “compensation peers” used to develop 2021 compensation opportunities from the above-described data are listed in the graphic below. The list is subject to change each year depending on merger and acquisition activity, the availability of the companies’ data through Aon’s database and the continued appropriateness of the companies in terms of size and industry in relation to the Company.
PSU Peer Group
For purposes of measuring our relative TSR performance for our PSU awards, we use a distinct peer group (the “PSU Peer Group”) that overlaps with the “compensation peers” discussed above. The 2021 PSU Peer Group was established as of December 2020 using the following criteria:
•
Classified as a “Listed United States Power Company” within S&P Global Intelligence’s Market Intelligence database.

•
Market capitalization greater than $2 billion.

•
Minimum S&P credit rating of BBB- (investment grade).

•
Dividends flat or growing over the last twelve-month period.

•
Not an announced acquisition target.

•
Not undergoing a major restructuring.

The 18 companies included in the 2021 PSU Peer Group as of January 1, 2021 are listed in the graphic below. The PSU Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. The 2021 PSU Peer Group may be impacted by acquisition and restructuring events. Peer companies engaged in merger and acquisition (“M&A”) transactions within the first 18 months of the performance period are eliminated from the peer group and peer companies engaged in M&A transactions within the second 18 months of the performance period are fixed above or below Ameren based on relative TSR positioning 90 calendar days prior to a public announcement or reputable media or analyst report.
COMPARISON OF COMPENSATION PEER GROUP AND PSU PEER GROUP
2022 Proxy Statement	53

Executive Compensation Matters
Mix of Pay
We believe that both cash compensation and non-cash compensation are appropriate elements of a market-competitive, performance-based, shareholder-aligned total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).
A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2021, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.
2021 Fixed Versus At-Risk Compensation
2021 Total Cash Versus Equity-Based Compensation
2021 Short-Term and Long-Term Incentive Compensation Targets
Name	Short-Term Incentive Targets*	Long-Term Incentive Targets*
Baxter	120%	400%
Lyons	75%	300%
Moehn	75%	300%
Mark	70%	170%
Diya	65%	170%

*
As a percentage of base salary.

54	Ameren Corporation

Executive Compensation Matters
Base Salary
Our base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.
We determine the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.
In 2020, Mr. Baxter (then Chairman, President and Chief Executive Officer) recommended a 2021 base salary increase for each of the other NEOs considering the executive’s then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2020 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative, leadership and contribution to achievement of our goals.
Short-Term Incentive Compensation
2021 Ameren Short-Term Incentive Plan
The Ameren Short-Term Incentive Plan (“STIP”) for 2021 was designed to reward the achievement of Ameren’s EPS performance goals, as well as the achievement of goals relating to safety performance, operational results, customer-focused measures, and diversity, equity, and inclusion (“DE&I”) results, with modifications based on individual performance. The STIP is designed to incentivize higher annual corporate and individual performance.
After considering overall company strategy, business needs and industry practices, the following changes were made, effective for 2021:
•
Reduced the EPS weighting from 75 percent to 70 percent;

•
In alignment with Ameren’s commitment to intensify efforts to advance DE&I and to enact positive change in our company and the communities we serve, two DE&I metrics focused on supplier and workforce diversity (5 percent combined weight) were added to the 2021 STIP; and

•
Increased the safety co-worker to co-worker (“c2c”) participation rate metric weight from 5 percent to 7.5 percent and decreased the safety c2c coaching metric weight from 5 percent to 2.5 percent. The payout for safety results will be capped at 150% of target if Ameren is not in the top quartile for overall safety results, as measured by lost workdays away.

How the STIP Works
The 2021 STIP was composed of the following components:
•
Ameren’s EPS (70% weight);

•
safety, as measured by safety c2c participation rate and coaching interactions (10% weight);

•
operational performance, as measured by the Callaway Performance Index (“CPI”) (5% weight);

•
customer-focused measures, including quantitative measures relating to reliability and customer satisfaction (10% weight);

•
DE&I metrics, including quantitative measures relating to workforce diversity and supplier diversity (5% weight); and

•
an individual performance modifier.

2022 Proxy Statement	55

Executive Compensation Matters

Set Initial Targets
Measure YE Results
Calculate Formulaic Award
Adjust for Individual Performance
EPS Weighted 70%
Safety 10%
Operational 5%
DE&I 5%
Customer 10%
EPS Results
Safety Results
Operational Results
DE&I Results
Customer Results
Base Award
+25%
Individual Performance Modifier
-25%
Final Short-Term Incentive Award

Targets for 2021 STIP Performance Metrics
The Committee approved the performance metrics to be included in the STIP, as well as established threshold, target and maximum levels of goals for each of the metrics. Payouts for each measure for performance falling between the established levels were interpolated on a straight-line basis. Following is a description of each metric, as well as key factors that the Committee considers in establishing the related goals:
Earnings Per Share
The STIP includes a principal focus on financial results as measured by the Company’s EPS. The Committee believes EPS is a key indicator of financial strength and performance and is recognized as such by the investment community. The target EPS performance goal under the STIP is established based on the financial budget approved by the Board of Directors and is aligned with the Company’s annual earnings guidance.
Safety Measures
The safety c2c participation rate measures the percentage of employees that have performed at least one c2c safety interaction during a month. A c2c safety interaction is a leading indicator for safety performance that reinforces safety as a core value by enabling employees to recognize and eliminate at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety outcomes. The safety c2c coaching interaction measures the number of coaching c2cs that have occurred during the year, and is designed to improve the quality of c2c safety interactions by focusing on improving the effectiveness of the individual performing the c2c interaction. The 2021 safety targets were aligned with prior year results.
Operational Measure
The CPI measures overall nuclear energy center performance through an industry standard index comprised of 12 safety and reliability measures. The CPI measures performance over a 12-month period. A higher CPI score indicates better performance. The 2021 CPI target was established in consideration of the energy center being offline for a portion of the year.
56	Ameren Corporation

Executive Compensation Matters
Customer-Focused Measures
SAIFI is a standard customer reliability measure that indicates how often the average customer experiences a sustained interruption over a one-year period. The measure excludes major events (for example, major storms) and is calculated consistent with the Institute of Electrical and Electronics Engineers standards. A lower SAIFI result indicates better performance. The 2021 SAIFI target represented a 4% improvement over the five-year SAIFI average and better than top quartile industry performance.
The JD Power Index measures the top drivers of residential customer satisfaction for the electric power industry, as well as overall satisfaction with each operating business segment. Customer satisfaction is measured based on power quality/reliability, price, billing and payment, communications, corporate citizenship and customer service. The metric is based on the average JD Power scores of Ameren Missouri and Ameren Illinois. The 2021 JD Power target was established based on achieving top quartile performance.
The Ameren Listens Survey measures our customers’ satisfaction with interactions with call center representatives. The score is calculated by the percentage of customers rating their satisfaction as 5 on a 5-point scale. The 2021 Ameren Listens target was established based on sustaining top decile performance.
Diversity, Equity & Inclusion Measures
The Supplier Diversity metric measures the overall total dollars (capital and O&M) that Ameren spends on goods and services with Tier 1 and Tier 2 suppliers who are for-profit businesses that are certified as at least 51% owned, operated and controlled by women, minority and/or veterans. The 2021 Supplier Diversity target was established based on achieving performance above top quartile.
The Workforce Diversity metric measures the percentage improvement in the number of leadership positions filled during the Plan year that included a qualified and diverse slate of candidates when interviews were conducted. A diverse candidate slate includes one or more qualified females, racially and/or ethnically diverse, protected veteran, and/or individuals with disabilities. The 2021 Workforce Diversity metric was established based on achieving a 20% improvement over baseline performance.
Individual Performance Modifier
The 2021 STIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee. The individual performance modifier for the CEO is determined by the Committee in its sole discretion without involvement of the CEO.
Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below expectations. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.
The Individual Performance Modifier could reduce the base award by up to 25 percent, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity.
Base Award Earned through the Achievement of 2021 STIP Performance Measures
At the February 2022 Committee meeting, management presented 2021 STIP performance metric achievement levels and Mr. Baxter recommended STIP payouts for the NEOs (other than with respect to himself) to the Committee for review. The final performance results approved by the Committee are shown in the table below. These results include a 2 percentage point downward adjustment to the 2021 STIP base award payout to 129.6% for all Company officers, including the NEOs, which was made upon the recommendation of management in consideration of overall 2021 safety performance.
2022 Proxy Statement	57

Executive Compensation Matters
*
Actual performance results for the 2021 safety metrics would result in a 200% payout; however, under the terms of the 2021 STIP, both safety metrics are capped at 150% payout because 2021 lost workdays away (“LWA”) performance results were below top quartile based on EEI LWA data. Management recommended and the Committee approved a further downward adjustment to 130% for both safety metrics to reflect overall safety performance, resulting in a total downward adjustment to the 2021 STIP base award payout of 2%.

58	Ameren Corporation

Executive Compensation Matters
Earned through Individual Performance Modifier
As discussed above, the 2021 STIP base awards were subject to upward or downward adjustment by up to 25 percent based upon an NEO’s individual contributions and performance on certain key performance variables during the year. For 2021, the Committee, after consultation with Mr. Baxter, increased the 2021 STIP base award for each of Mr. Lyons, Mr. Moehn and Mr. Mark by 10 percent and decreased the 2021 STIP base award for Mr. Diya by two percent. The Committee increased the 2021 STIP base award for Mr. Baxter by 10 percent.
Resulting 2021 STIP Payouts
Actual 2021 STIP payouts are shown below as a percent of target. Payouts were made in February 2022, and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
Name	Final Payout as Percent of Target
Baxter	142.6%
Lyons	142.6%
Moehn	142.6%
Mark	142.6%
Diya	127.0%
Long-Term Incentive Compensation
The Ameren Long-Term Incentive Program (“LTIP”) is intended to reward NEOs for their contributions to Ameren’s long-term success by providing the opportunity to earn shares of Ameren Common Stock.
Role of the LTIP
The design of the 2021 LTIP is substantially similar to the 2020 program. However, in 2021, the Clean Energy Transition performance metric was enhanced to include MW associated with the retirement of Ameren’s coal-fired energy centers over the three-year performance period. This enhancement is aligned with Ameren’s commitment to strong environmental stewardship and executing a balanced and flexible generation strategy. The 2021 LTIP awards, which are governed by the shareholder-approved 2014 Plan, are designed to serve the following roles in the compensation program:
•
Align with shareholder interests: PSU and RSU awards are denominated in Common Stock units and paid out in shares of Common Stock. Payout of PSUs is dependent on (i) Ameren’s TSR compared to the returns of the PSU Peer Group over a three-year performance period (60% of the overall grant value), (ii) achievement of Clean Energy Transition goals (10% of the overall grant value), and (iii) continued employment through the payment date (the “PSU vesting period”). RSUs, which account for 30% of the value of the 2021 LTIP grants, are the right to receive a share of Ameren Common Stock subject to continued employment through the payment date in March of the third calendar year following the grant date (the “RSU vesting period”).

•
Reinforce long-term focus: Continue to drive company strategy and critical success measures over the vesting period.

•
Share the value created for shareholders:Share Ameren Common Stock price increases, decreases and dividends over the vesting period.

•
Promote stock ownership: Payout of earned PSU and RSU awards is made 100% in Common Stock, with the dividends on Common Stock, as declared and paid, reinvested into additional PSUs and RSUs throughout the vesting period.

•
Promote retention of executives during the vesting period: Annual competitive grants provide incentive for executives to stay with the Company during the vesting period.

•
Be competitive with market practice: The majority of regulated utility companies use a mix of PSUs and RSUs, as well as the TSR performance measure.

2022 Proxy Statement	59

Executive Compensation Matters
2021 Grants
For 2021, a target number of PSUs and RSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2014 Plan, as reflected in columns (g) and (i) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2021 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends).
The following chart illustrates how the target number of PSUs and the number of RSUs are calculated:
•
RSUs are subject to a time-based vesting period of approximately 38 months.

•
PSUs are earned based on the achievement of specific performance criteria over the 3-year performance period (2021-2023).

•
PSUs tied to relative TSR represent 60% of the total 2021 grant value. The NEOs’ actual number of 2021 PSUs earned, tied to relative TSR, will vary from 0 percent to 200 percent, based on our 2021-2023 TSR measured relative to the PSU Peer Group.

•
TSR is calculated as the change in the 30-trading-day average of the stock price prior to the beginning of the award period and the 30-trading-day average of the stock price prior to the end of the award period, plus dividends paid (assuming reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•
PSUs tied to Clean Energy Transition goals represent 10% of the total 2021 grant value. The NEOs’ actual number of 2021 PSUs earned, tied to Clean Energy Transition, will vary from 0 percent to 200 percent based on pre-established goals related to the total MW tied to renewable generation, energy storage additions and coal-fired energy center retirements. This measure includes MW associated with new wind, solar, hydro, biomass, landfill gas and energy storage added to Ameren’s generation portfolio over the three-year period.

•
For both PSUs and RSUs:

•
The actual number of shares earned will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change of control, as described in more detail under “Potential Payments upon Termination or Change in Control”). An eligible retirement is defined as retiring at age 55 or greater with at least 5 years of service.

•
Payouts include additional units equivalent to any dividends accrued and reinvested during the vesting period relating to the number of PSUs and RSUs actually earned.

•
Vesting occurs on the payment date.

The NEOs cannot vote or transfer share unit awards granted under the LTIP until the shares are paid out.
60	Ameren Corporation

Executive Compensation Matters
PSU Performance/Payout Relationship (Relative TSR)
Once Ameren’s 2021-2023 TSR is calculated and compared to the PSU Peer Group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.
Relative TSR Performance	Payout (% of PSUs Granted)
90th percentile +	200%	If TSR is negative over the three-year period, the plan is capped at 150% of the target PSUs granted regardless of performance vs. the PSU Peer Group.
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
2019 PSU Awards Vesting
The PSU performance period for the 2019 grants ended December 31, 2021. Our 2019-2021 TSR performance was determined to be at the 67th percentile of the 2019 PSU Peer Group. The following table shows the 2019 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 142.5 percent), and their value at year-end (December 31, 2021). The resulting earned amounts were 210 percent of the original target value of the 2019 awards, which reflects both TSR performance against the PSU Peer Group and the actual TSR generated during the three-year period, including dividends earned and reinvested and stock price appreciation. Vesting of the awards for each NEO is subject to continued employment as of the payment date. Each NEO’s award vested as of February 28, 2022.
Name	Grant Date	Target 2019 PSU Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2019 PSU Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Baxter	1/1/19	49,311	3,216,557	75,962	6,761,378	210
Lyons	1/1/19	14,123	921,243	21,756	1,936,502	210
Moehn	1/1/19	10,725	699,592	16,521	1,470,534	210
Mark	1/1/19	9,413	614,010	14,500	1,290,645	210
Diya	1/1/19	8,201	534,951	12,633	1,124,463	210

(1)
Valuations are based on $65.23 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2018, the last trading day preceding the grant date.

(2)
The number of 2019 PSU awards earned includes dividend equivalents, equal to approximately an additional 8.1 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $89.01 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2021, the last trading day during the performance period. The earned value percentage represents a PSU payout of 142.5 percent, dividend accumulation of approximately 8.1 percent and stock price appreciation of approximately 36 percent from the grant date to the December 31, 2021 valuation.

2022 Incentive Compensation Program Changes
After considering overall strategy, business needs and industry practices, the Short-Term Incentive Program for 2022 was modified by replacing the safety c2c coaching interaction metric with a new job-safety briefings c2c interaction metric with a 5 percent weighting. The job-safety briefing metric is designed to place a focus on active participation, hazard identification, and risk mitigation through supervisory participation in the job briefing process in order to improve overall safety performance in the field and at the energy centers. The safety c2c participation rate metric was retained; however, the weighting was decreased from 7.5 percent to 5 percent.
No changes were made to the design of the Long-Term Incentive Program for 2022.
Perquisites
We provide limited perquisites (such as financial and tax planning) to provide competitive value and promote retention of the NEOs and others.
2022 Proxy Statement	61

Executive Compensation Matters
Retirement Benefits
The objective of retirement benefits is to provide post-employment security to our employees, and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.
There are several retirement benefit programs applicable to the NEOs, including:
•
The Company’s 401(k) savings and cash balance retirement plans;

•
Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code (“IRC”) limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•
a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this proxy statement under the captions “— Compensation Tables and Narrative Disclosures — Pension Benefits” and “— Compensation Tables and Narrative Disclosures — Nonqualified Deferred Compensation” below.
Executive Compensation Decision-Making Process
Human Resources Committee Governance Practices
The Human Resources Committee engages an independent compensation consultant to provide professional advice. It is the Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2022, the Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:
a track record in providing independent, objective advice;
broad organizational knowledge;
industry reputation and experience;
in-depth knowledge of competitive pay levels and practices; and
responsiveness and working relationship.
Meridian representatives attended seven of the eight Human Resources Committee meetings during 2021. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.
During 2021, the Committee requested of Meridian the following items:
market pay and market trend analyses, which assisted the Committee in targeting executive compensation at the desired level versus market; this included an analysis provided in connection with the executive leadership transition that resulted in Messrs. Baxter’s and Lyons’ new roles that took effect January 1, 2022;
comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;
preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;
62	Ameren Corporation

Executive Compensation Matters
review of and advice on the Compensation Discussion and Analysis section included in the Company’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;
advice in connection with the Committee’s risk analysis of the Company’s compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;
regular updates on legislative, regulatory and proxy advisor trends and developments;
advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and
other requests relating to executive compensation issues.
Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for the Company or any of its subsidiaries in 2021.
Pursuant to its letter agreement with the Committee, if the Company or management of the Company proposes that Meridian perform services for the Company or management of the Company other than in Meridian’s retained role as consultant to the Committee and the Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Human Resources Committee for approval before such services begin.
In February 2022, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters. See “— DIRECTOR COMPENSATION — Role of Director Compensation Consultant” above for a description of the services Meridian provided to the Nominating and Corporate Governance Committee in 2021.
Each of the Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in February 2022, each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.
Delegation of Authority
The Human Resources Committee has delegated authority to the Company’s Administrative Committee, comprised of designated members of management, to approve changes, within specified parameters, to certain of the Company’s retirement plans. It has also delegated authority to management to make pro rata equity grants to employees (other than Section 16 Officers), who are newly eligible for the LTIP, and for participants who are promoted during the plan year. In addition, the Human Resources Committee has delegated to the Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Common Stock to employees who are not Section 16 Officers. These grants are reviewed periodically by the Human Resources Committee. The Company ensures the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.
Human Resources Committee Interlocks and Insider Participation
No current member of the Human Resources Committee of the Board of Directors (Ms. Brinkley and Messrs. Johnson, Harshman, and Lipstein) was at any time during 2021 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.
No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2021.
2022 Proxy Statement	63

Executive Compensation Matters
Timing of Compensation Decisions and Awards
The following is a discussion of the timing of certain compensation decisions for 2021:
•
the NEOs’ base salaries for 2021 were reviewed and a 2021 base salary increase for each of the NEOs was approved at the December 2020 Committee meeting, as discussed under “— Base Salary” above;

•
2021 STIP target opportunities (as a percentage of base salary) were established for the NEOs at the December 2020 Committee meeting;

•
the range of 2021 STIP EPS, safety, operational, customer-focused, and DE&I measures for 2021 were set at the February 2021 Committee meeting;

•
2021 PSU and RSU grants to the NEOs under the 2021 LTIP were approved at regular and special Committee meetings in December 2020; and

•
the final determinations of the 2021 STIP and 2019 PSU payouts were made at the February 2022 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. In 2022, the Committee approved the annual long-term incentive grants at its February meeting and expects to continue this practice. The Committee also expects to continue to establish base salaries at its December meeting each year, with such base salaries to be effective in January of the following year.
We do not time the grant of awards with the release of material non-public information. We neither backdate equity awards nor do we spring-load equity awards (i.e., make equity awards shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction).
Consideration of Company’s 2021 “Say-on-Pay” Vote
The Committee considers the results of the shareholder advisory “say-on-pay” vote along with other factors in connection with discharging its responsibilities relating to the Company’s executive compensation program, although no factor is assigned a quantitative weighting. As a result of the 2021 advisory “say-on-pay” vote, which saw a substantial majority (of approximately 96 percent) of the Company’s shareholders who were entitled to vote approve the compensation program described in the proxy statement in connection with our annual meeting held on May 6, 2021, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for fiscal year 2022.
Through its shareholder outreach program, the Company welcomes feedback from its shareholders with respect to its executive compensation program.
Other Considerations for Changes in Compensation Opportunities
Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.
Role of Executive Officers
In establishing compensation amounts for 2021, then Chief Executive Officer, Mr. Baxter, with the assistance of the Senior Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself and the Executive Chairman) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all
64	Ameren Corporation

Executive Compensation Matters
cases, the Chief Executive Officer’s recommendations are presented to the Human Resources Committee for review based on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.
Neither the Executive Chairman, the Chief Executive Officer, nor any other NEO makes recommendations for setting his own compensation. Both the Executive Chairman’s and the Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with only the Committee members and the Committee’s independent consultant present.
The Executive Chairman, the Chief Executive Officer, the other NEOs and our other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders.
Other Compensation Matters
We do not have any written or unwritten employment agreements with any of our NEOs. Each NEO is an employee at the will of the Company and/or its subsidiaries, as specified below.
Severance
All officers of the Company participate in the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without “Cause”, as defined in the Officer Severance Plan. The Officer Severance Plan provides, subject to the officer’s execution of a release of claims against us, for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance, continuation of medical coverage for 12 months subsidized by the Company, and outplacement career transition services. Upon a change of control, officers who are eligible for severance pay and benefits under the Company’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans. The Human Resources Committee may amend, suspend or terminate the Officer Severance Plan at any time, provided that twelve months’ notice is required if the amount of potential severance pay and benefits is to be reduced.
Change of Control
Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.
Change of Control protections provide, subject to the officer’s execution of a release of claims against us, severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control.”
The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.
2022 Proxy Statement	65

Executive Compensation Matters
We expect it would take more time for senior leaders to find new employment than for other employees. Therefore, upon termination due to change of control, senior management, including the NEOs, generally are paid severance for a longer period than other employees. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “— Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control — Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.
Anti-Pledging and Anti-Hedging Policies
We maintain policies that prohibit executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, our policies prohibit directors and employees of the Company and its subsidiaries, including executive officers, from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities as discussed under “SECURITY OWNERSHIP — Security Ownership of Directors and Management” below.
Clawback
Awards granted under the 2014 Plan, including STIP and PSU awards, are subject to a “clawback” in certain circumstances. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.
In addition, under the terms of the STIP, PSU and RSU awards, if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to the Company after receiving a demand from the Company for the repayment.
2022 Leadership Transition
Effective January 1, 2022, Mr. Lyons was elected President and CEO of the Company and his base salary was increased from $755,000 to $1,100,000. Also effective as of January 1, 2022, his target cash award under the Company’s 2022 STIP increased from 75% to 110% of his base salary, and his target award under the Company’s 2022 LTIP increased from 300% to 375% of his base salary.
Effective January 1, 2022, Mr. Baxter was elected Executive Chairman of the Company and his base salary was decreased from $1,300,000 to $1,000,000. Also effective as of January 1, 2022, his target cash award under the Company’s 2022 STIP decreased from 120% to 100% of his base salary, and his target award under the Company’s 2022 LTIP decreased from 400% to 300% of his base salary.
Mr. Lyons and Mr. Baxter will continue to participate in the Officer Severance Plan and the Second Amended and Restated Change of Control Severance Plan.
66	Ameren Corporation

Executive Compensation Matters
Compensation Tables and Narrative Disclosures
The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2021, 2020 and 2019. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.
2021 SUMMARY COMPENSATION TABLE
Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Non-Equity Incentive Plan Compensation(2)(4) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(5) ($) (h)	All Other Compensation(2)(6) ($) (i)	Total ($) (j)
Warner L. Baxter Executive Chairman, Ameren	2021	1,300,000	—	5,572,210	2,224,000	553,142	158,484	9,807,836
	2020	1,300,000	—	5,546,556	1,643,100	1,374,401	194,296	10,058,353
	2019	1,200,000	—	4,703,053	2,275,000	1,347,520	193,425	9,718,998
Martin J. Lyons, Jr. President and Chief Executive Officer, Ameren	2021	755,000	—	2,427,141	807,300	231,240	85,032	4,305,713
	2020	740,000	—	3,847,898	610,000	774,416	93,454	6,065,768
	2019	707,917	—	1,346,945	851,900	766,762	106,185	3,779,709
Michael L. Moehn Executive Vice President and Chief Financial Officer, Ameren	2021	715,000	—	2,298,567	764,500	203,220	80,594	4,061,881
	2020	700,000	—	3,640,008	577,000	668,523	82,223	5,667,754
	2019	590,000	—	1,022,877	667,600	603,400	88,660	2,972,537
Richard J. Mark Chairman and President, Ameren Illinois	2021	566,000	—	1,031,102	564,900	257,535	79,466	2,499,003
	2020	555,000	—	1,006,367	427,000	401,956	66,608	2,456,931
	2019	539,000	—	897,762	511,000	431,827	80,780	2,460,369
Fadi M. Diya Senior Vice President and Chief Nuclear Officer, Ameren Missouri	2021	555,000	—	1,011,064	458,200	171,833	53,100	2,249,197
	2020	540,000	—	921,576	366,500	401,733	59,677	2,289,486
	2019	515,000	—	782,130	561,500	388,374	56,763	2,303,767

(1)
Includes compensation received as an officer of Ameren and/or its subsidiaries. During 2021, Mr. Baxter served as the Company’s Chairman, President and Chief Executive Officer, and Mr. Lyons served as the Chairman and President of Ameren Missouri; the table reflects the positions they assumed on January 1, 2022.

(2)
Cash compensation received by each NEO for fiscal years 2021, 2020 and 2019 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

(3)
The amounts in column (e) represent the aggregate grant date fair value, as computed in accordance with authoritative accounting guidance, of PSU and RSU awards under our 2014 Plan, without regard to estimated forfeitures related to service-based vesting conditions. For the 2021 and 2020 PSU grants based on TSR, the calculations reflect an accounting value of 111.6 percent of the target value and 107.4 percent of the target value, respectively, and for the 2019 PSU grants,103.4 percent of the target value. For the 2021 and 2020 PSU grants based on the Clean Energy Transition metric and the 2021, 2020 and 2019 RSU grants (including the RSU retention awards for Messrs. Lyons and Moehn in 2020), the calculations reflect an accounting value equal to the closing price of Ameren’s Common Stock as of the last trading day preceding the grant date. Assumptions used in the calculation of the amounts in column (e) are described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2021 included in our 2021 Form 10-K. The maximum aggregate value of the 2021 PSU and RSU awards, excluding dividends, is as follows: Mr. Baxter — $10,099,075; Mr. Lyons — $4,398,963; Mr. Moehn — $4,165,935; Mr. Mark — $1,868,765; and Mr. Diya — $1,832,449. Valuations are based on $89.01 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2021.

The amounts reported for PSU and RSU award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s Common Stock at payout. The PSU performance periods for the 2020 and 2021 grants will not end until December 31, 2022 and December 31, 2023, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend
2022 Proxy Statement	67

Executive Compensation Matters
on the Company’s achievement of certain performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2019 PSU awards granted to each NEO, see “—COMPENSATION DISCUSSION AND ANALYSIS.”
(4)
Represents payouts for performance under the applicable year’s short-term incentive award program. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2021.

(5)
Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each NEO’s accumulated benefit under all defined benefit pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of December 2020, for the year ended December 31, 2021, as of December 2019, for the year ended December 31, 2020 and as of December 2018 for the year ended December 31, 2019. The table below shows the allocation of these amounts for each NEO. For 2021, the applicable interest rate for the deferred compensation plan was 3.81 percent for amounts deferred prior to January 1, 2010 and 1.58 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 1.58 percent published by the IRS and calculated as of December 2020. For 2020, the applicable interest rate for the deferred compensation plan was 5.21 percent for amounts deferred prior to January 1, 2010 and 2.52 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 2.52 percent published by the IRS and calculated as of December 2019. For 2019, the applicable interest rate for the deferred compensation plan was 5.84 percent for amounts deferred prior to January 1, 2010 and 3.98 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.98 percent published by the IRS and calculated as of December 2018.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Baxter	2021	514,419	38,723
	2020	1,330,006	44,395
	2019	1,318,519	29,001
Lyons	2021	231,240	—
	2020	774,416	—
	2019	766,762	—
Moehn	2021	193,311	9,909
	2020	657,163	11,360
	2019	595,979	7,421
Mark	2021	239,347	18,188
	2020	381,104	20,852
	2019	418,206	13,621
Diya	2021	167,872	3,961
	2020	397,192	4,541
	2019	385,407	2,967
For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.
(6)
The amounts in column (i) reflect required employer contributions allocated by the Company to each NEO pursuant to the Company’s 401(k) savings plan, which is available to all eligible employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, which amount each NEO is responsible for paying income tax. In 2021, the Company’s 401(k) employer contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Baxter — $132,440; Mr. Lyons — $61,425; Mr. Moehn — $58,140; Mr. Mark — $44,685; and Mr. Diya — $41,468. In 2021, the Company’s costs of insurance premiums for the NEOs were as follows: Mr. Baxter — $16,044; Mr. Lyons — $10,616; Mr. Moehn — $7,565; Mr. Mark — $20,971; and Mr. Diya — $11,632. In 2021, the amount in column (i) also includes costs for tax and financial planning services for Messrs. Baxter, Lyons, Mark, and Moehn; ticket and related event expenses for Messrs. Lyons, Mark and Moehn; and a portion of the dues for a club membership used primarily for business purposes by Messrs. Lyons, Mark and Moehn.

68	Ameren Corporation

Executive Compensation Matters
The following table provides additional information with respect to stock-based awards granted in 2021, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2021 grants, and with respect to the potential range of payouts associated with the 2021 STIP.
GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Baxter	—	—	780,000	1,560,000	3,120,000	—	—	—	—	—
	1/2/21	12/10/20	—	—	—	23,360	46,719	93,438	20,022	5,572,210
Lyons	—	—	283,125	566,250	1,132,500	—	—	—	—	—
	1/2/21	12/10/20	—	—	—	10,175	20,350	40,700	8,721	2,427,141
Moehn	—	—	268,125	536,250	1,072,500	—	—	—	—	—
	1/2/21	12/10/20	—	—	—	9,636	19,272	38,544	8,259	2,298,567
Mark	—	—	198,100	396,200	792,400	—	—	—	—	—
	1/2/21	12/10/20	—	—	—	4,323	8,645	17,290	3,705	1,031,102
Diya	—	—	180,375	360,750	721,500	—	—	—	—	—
	1/2/21	12/10/20	—	—	—	4,239	8,477	16,954	3,633	1,011,064

(1)
The 2021 PSU target awards and the 2021 RSU awards were approved by the Committee on December 10, 2020, and granted on January 2, 2021. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)
The amounts shown in column (c) reflect the threshold payment level under the 2021 STIP, which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the performance-based conditions.

(3)
For each NEO, the amounts shown (denominated in shares of Common Stock) in column (f) reflect the threshold 2021 PSU award grant, which is 50 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)
The amounts shown in column (i) reflect the January 2, 2021 RSU awards for each NEO.

(5)
For each NEO, the amount represents the grant date fair value of the 2021 PSU and RSU awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote 3 to the Summary Compensation Table. There is no guarantee that, if and when the 2021 PSU and RSU awards vest, they will have this value.

2022 Proxy Statement	69

Executive Compensation Matters
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2021.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($) (j)
Baxter	141,219	12,569,903	183,788	16,358,970
Lyons	66,292	5,900,651	79,234	7,052,618
Moehn	57,440	5,112,734	74,995	6,675,305
Mark	26,630	2,370,336	33,669	2,996,878
Diya	23,794	2,117,904	31,899	2,839,330

(1)
For each NEO, the amount shown represents the 2019 PSU award grant at the 142.5 percent performance level and the 2019, 2020, and 2021 RSU award grants (including the September 18, 2020 RSU retention awards for Messrs. Moehn and Lyons). The 2019 PSU and RSU awards for such NEOs vested as of February 28, 2022. The January 2020 and 2021 RSU awards will vest as of February 28, 2023, and February 29, 2024, respectively, and the September 18, 2020 RSU retention awards will vest as of September 17, 2023. RSU award vesting is contingent upon continued employment of the NEO through the vesting period. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the LTIP program.

(2)
Valuations are based on $89.01 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2021. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation — 2019 PSU Awards Vesting” for a discussion of the amounts actually earned with respect to the 2019 PSU awards.

(3)
For each NEO, the amount shown represents the 2020 and 2021 PSU award grants assuming achievement of the maximum performance goals for the PSU awards based on TSR and the target performance goal for the PSU awards based on the Clean Energy Transition metric. The 2020 and 2021 PSU awards will vest, subject to Ameren achieving the required performance threshold and continued employment of the NEO, as of February 28, 2023 and February 29, 2024, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” There is no guarantee that such amounts will ultimately be earned by participants.

(4)
Valuations are based on $89.01 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2021. There is no guarantee that such amounts will ultimately be earned by participants.

70	Ameren Corporation

Executive Compensation Matters
The following table provides the amounts received upon the vesting of stock or similar instruments during the most recent fiscal year.
STOCK VESTED TABLE
	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Baxter	119,507	8,397,757
Lyons	55,458	3,897,034
Moehn	42,200	2,965,394
Mark	38,978	2,738,984
Diya	19,282	1,354,946

(1)
For each NEO , the amount shown represents 2018 PSU and RSU award grants vested as of February 28, 2021 (including the March 1, 2018 RSU retention awards for Messrs. Lyons and Moehn). During the three-year period for the 2018 PSU and RSU awards ending December 31, 2020, such NEOs were credited with dividend equivalents on 2018 PSU and RSU award grants, which represented the right to receive shares of Ameren common stock measured by the dividend payable with respect to the corresponding number of 2018 PSU and RSU awards. Dividend equivalents on 2018 PSU and RSU awards accrued at target levels and were reinvested into additional 2018 PSU and RSU awards throughout the three-year period. Dividend equivalents are only earned to the extent that the underlying PSU and RSU award is earned. The number of 2018 PSUs and RSUs ultimately earned by each NEO through dividend reinvestment (PSUs earned at 170 percent of the original target levels), was as follows: Mr. Baxter — 9,372 units; Mr. Lyons — 4,349 units; Mr. Moehn — 3,309 units; Mr. Mark — 3,057 units; and Mr. Diya — 1,512 units.

(2)
The value of the vested 2018 PSUs and RSUs is based on the closing price of $70.27 per share of Ameren Common Stock on the NYSE as of February 28, 2021, the date the 2018 PSU and RSU awards vested.

Pension Benefits
The table below provides the actuarial present value of the NEO’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each NEO under these plans.
PENSION BENEFITS TABLE
Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Baxter	1) Retirement Plan	26	$1,066,421.00	—
	2) SRP	26	$5,302,406.00	—
Lyons	1) Retirement Plan	20	$995,624.00	—
	2) SRP	20	$2,523,920.00	—
Moehn	1) Retirement Plan	21	$1,000,333.00	—
	2) SRP	21	$1,659,230.00	—
Mark	1) Retirement Plan	19	$990,682.00	—
	2) SRP	19	$1,550,407.00	—
Diya	1) Retirement Plan	16	$774,784.00	—
	2) SRP	16	$1,060,822.00	—

(1)
Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)
Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2021. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2021 included in our 2021 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations assumed that each officer will remain an active employee until, and will retire at, the plan normal retirement age of 65 (or, in the case of Mr. Mark, who reached age 65 during 2020, at his current age). The calculations included no pre-retirement decrements in determining the present value, used a 30 percent lump sum / 70 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (PRI-2012 mortality projected generationally by Scale MP-2020). Cash balance accounts were projected to age 65 using the 2021 plan interest crediting rate of 5 percent, except for Mr. Mark, whose account was projected to his current age.

2022 Proxy Statement	71

Executive Compensation Matters
(3)
The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP as of December 31, 2021 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2021.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Baxter	1) Retirement Plan	704,633
	2) SRP	3,503,543
Lyons	1) Retirement Plan	584,876
	2) SRP	1,482,667
Moehn	1) Retirement Plan	558,927
	2) SRP	927,080
Mark	1) Retirement Plan	717,904
	2) SRP	1,123,513
Diya	1) Retirement Plan	494,146
	2) SRP	676,576

(4)
All NEOs are active and were not eligible for payments prior to December 31, 2021.

Ameren Retirement Plan
Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.
On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual STIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.
Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%

*
An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.
Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.
The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.
Ameren Supplemental Retirement Plan
In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have
72	Ameren Corporation

Executive Compensation Matters
been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.
There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.
Nonqualified Deferred Compensation
The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.
NONQUALIFIED DEFERRED COMPENSATION TABLE
Name (a)	Executive Contributions in 2021(1) ($) (b)	Company Contributions in 2021(2) ($) (c)	Aggregate Earnings in 2021(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/21(4) ($) (f)
Baxter	159,186	119,390	415,315	—	5,894,268
Lyons	64,500	48,375	170,720	—	1,848,366
Moehn	113,881	45,090	252,949	—	2,395,535
Mark	338,637	31,635	238,569	—	4,242,592
Diya	340,564	28,418	106,444	—	3,767,943

(1)
A portion of these amounts is also included in amounts reported for 2021 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2021 proxy statement representing compensation paid in 2021 for performance during 2020.

(2)
All of the Company matching contributions reported for each NEO are included in the amounts reported in column (i) of the Summary Compensation Table.

(3)
The dollar amount of aggregate interest earnings accrued during 2021. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)
The dollar amount of the total balance of each NEO’s account as of December 31, 2021 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Baxter	1,990,700	960,714	2,942,854	5,894,268	3,012,619
Lyons	645,352	484,015	718,999	1,848,366	1,016,493
Moehn	977,493	326,361	1,091,681	2,395,535	887,314
Mark	2,597,260	291,373	1,353,959	4,242,592	2,205,963
Diya	2,894,246	233,073	640,624	3,767,943	2,355,273

(1)
Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries in previous years.

Executive Deferred Compensation Plan Participation
Pursuant to an optional deferred compensation plan available to members of the Company’s management, NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in
2022 Proxy Statement	73

Executive Compensation Matters
excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation.
The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Company adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2021 such interest crediting rate was 3.81 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2021 such interest crediting rate was 1.58 percent
Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with the Company and/or its subsidiaries prior to age 55 and after the occurrence of a “Change of Control” (as defined under “— Potential Payments upon Termination or Change of Control — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.
The 401(k) Restoration Benefit allows eligible officers of Ameren, including the NEOs, to also defer a percentage of salary and/or STIP awards in excess of the limit on compensation then in effect under the IRC (currently $290,000), in one percent increments, up to a maximum of six percent of total salary and STIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and STIP awards and 50 percent of the remaining salary and STIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.
As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2021 were as follows:
Name of Fund	Percentage Rate of Return (%)
Target 2025 Fund	9.01
Target 2030 Fund	11.43
Target 2035 Fund	13.79
Target 2040 Fund	15.96
Target 2045 Fund	17.72
Target 2050 Fund	18.70
74	Ameren Corporation

Executive Compensation Matters
Name of Fund	Percentage Rate of Return (%)
Target 2055 Fund	18.86
Target 2060 Fund	18.79
Target 2065 Fund	18.76
Target Retirement Fund	6.96
Large Cap Equity Index	28.74
Large Cap Equity	23.45
Small/Mid Cap Equity Index	18.25
Small/Mid Cap Equity	17.47
International Equity Index	8.62
International Equity	2.83
Bond Fund	-0.14
Bond Index Fund	-1.61
TIPS Bond Index Fund	5.98
Stable Interest Income	1.62
After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2021 such interest crediting rate was 2.54 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2021 such interest crediting rate was 1.58 percent
The plan compounds interest annually and the rate is calculated as of the first day of the plan year.
Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.
Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Company 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.
Potential Payments upon Termination or Change of Control
This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2021, under different termination and change-in-control events. The estimated payments would be made under the terms of Ameren’s compensation and benefits plans, as well as the Severance Plan for Ameren Officers (“Officer Severance Plan”) or the Second Amended and Restated Change of Control Severance Plan (“Change of Control Plan”).
2022 Proxy Statement	75

Executive Compensation Matters
The tables below reflect the payments and benefits payable to each of the NEOs in the event of a termination of the NEO’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2021, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment include, among others, the timing of the event, compensation level, the market price of Common Stock and the NEO’s age.
BAXTER
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/21(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	5,084,000	10,140,000
PSU Vesting(5)	9,193,843	19,918,925	14,031,625	14,031,625	13,553,493
RSU Vesting(5)	3,940,117	5,960,733	4,008,120	4,008,120	5,808,560
Pension Credit	N/A	N/A	N/A	N/A	1,671,978
Health and Welfare Benefits(6)	N/A	N/A	N/A	25,680	122,837
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(5)	N/A	N/A	N/A	N/A	—
Total	13,133,960	25,879,658	18,039,745	23,174,425	31,326,868
LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/21(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	2,128,550	4,530,000
PSU Vesting(5)	3,270,672	7,592,731	5,053,276	5,053,276	5,156,522
RSU Vesting(5)	2,154,576	4,113,775	1,430,925	1,430,925	3,964,182
Pension Credit	N/A	N/A	N/A	N/A	787,315
Health and Welfare Benefits(6)	N/A	N/A	N/A	20,257	117,265
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(5)	N/A	N/A	N/A	N/A	—
Total	5,425,248	11,706,506	6,484,201	8,658,008	14,585,284
MOEHN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/21(1) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	2,015,750	4,290,000
PSU Vesting(5)	2,841,110	6,823,329	N/A	N/A	4,626,388
RSU Vesting(5)	1,929,826	3,783,637	N/A	N/A	3,642,172
Pension Credit	N/A	N/A	N/A	N/A	642,526
Health and Welfare Benefits(6)	N/A	N/A	N/A	20,257	108,415
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(5)	N/A	N/A	N/A	N/A	4,153,832
Total	4,770,936	10,606,966	N/A	2,061,007	17,493,333
76	Ameren Corporation

Executive Compensation Matters
MARK
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/21(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,527,100	3,282,800
PSU Vesting(5)	1,718,160	3,694,360	2,615,292	2,615,292	2,519,441
RSU Vesting(5)	736,291	1,107,640	748,752	748,752	1,079,639
Pension Credit	N/A	N/A	N/A	N/A	622,672
Health and Welfare Benefits(6)	N/A	N/A	N/A	19,070	122,220
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(5)	N/A	N/A	N/A	N/A	—
Total	2,454,451	4,802,000	3,364,044	4,935,214	7,656,772
DIYA
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/21(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,373,950	3,108,000
PSU Vesting(5)	1,550,109	3,379,532	2,355,294	2,355,294	2,317,984
RSU Vesting(5)	664,371	1,020,233	676,120	676,120	993,393
Pension Credit	N/A	N/A	N/A	N/A	492,159
Health and Welfare Benefits(6)	N/A	N/A	N/A	25,680	113,196
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(5)	N/A	N/A	N/A	N/A	—
Total	2,214,480	4,399,765	3,031,414	4,456,044	7,054,732

(1)
Mr. Moehn is not retirement-eligible.

(2)
The estimated number of PSUs and RSUs that would be payable upon retirement at December 31, 2021 for Messrs. Baxter, Lyons, Mark and Diya is calculated according to the schedule following “— Termination Other Than for Change of Control” below. Where performance was estimated for PSUs, it was estimated at 200 percent payout for the 2020 PSU awards based on TSR, 100 percent payout for the 2021 PSU awards based on TSR, and 100 percent payout for the 2020 and 2021 PSU awards based on the Clean Energy Transition metric.

(3)
Indicates amounts payable to NEOs pursuant to the Officer Severance Plan. The PSU vesting and RSU vesting amounts represent amounts payable because the participant is retirement eligible, not due to a benefit under the Officer Severance Plan.

(4)
Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(5)
Amounts reflected for PSU vesting, RSU vesting and excise tax gross-up payments are estimated using a stock price of $89.01 per share, the closing price of Ameren Common Stock on the NYSE as of December 31, 2021.

(6)
Health and welfare benefits figures reflect the estimated lump-sum value of all future amounts which will be paid on behalf of or attributed to the NEOs under our welfare benefit plans (these amounts, however, would not actually be paid as a cash lump sum). For amounts payable in connection with a Change of Control, the amounts reflected above represent the employer portion of premiums and an amount representing the actuarial present value of additional benefits under our retiree medical program (see “Change of Control — Health and Welfare Benefit Payment Assumptions” below). For amounts payable in connection with an Involuntary Termination Not for Cause, the amounts reflected above represent 12 months of COBRA premiums.

Severance
The NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Severance.”
Change of Control
Change of Control Severance Plan. Under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”), designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance
2022 Proxy Statement	77

Executive Compensation Matters
benefits if their employment is terminated without “Cause” (as defined below) or by the NEO for “Good Reason” (as defined below) within two years after a Change of Control. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009. Other Ameren plans also carry change of control provisions.
Definitions of Change of Control, Cause and Good Reason
A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:
(i)
the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)
a majority change in composition of the board of directors;

(iii)
a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)
approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:
(i)
the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)
gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)
the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)
the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:
(i)
a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii)
required relocation of more than 50 miles;

(iii)
any material reduction of the participant’s base salary or target bonus opportunity;

(iv)
reduction in grant-date value of long-term incentive opportunity;

(v)
failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)
failure of a successor to assume the Change of Control Plan agreements; or

(vii)
a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:
(i)
unpaid salary and vacation pay through the date of termination;

(ii)
pro rata STIP compensation for the year of termination;

(iii)
three years’ worth of each of base salary and target STIP compensation;

(iv)
three years’ worth of additional pension credit; and

(v)
solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

78	Ameren Corporation

Executive Compensation Matters
In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period, provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).
Following are details of how the above items are calculated.
•
Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation  during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•
Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. The calculation and the corresponding amounts set forth in the Potential Payments on Termination or a Change of Control tables, above, assume full cost of benefits over the three-year period. In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.40 percent for payment duration of three years or less, 1.52 percent for payment duration of over three but not more than nine years and 2.28 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the PRI-2012 Non Disabled Annuitant (generational) table.

Ability to Amend or Terminate Change of Control Plan
The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.
Change of Control Provisions Relating to LTIP Awards
Below is a summary of protections provided upon a Change of Control with respect to the LTIP awards under the 2014 Plan. In brief, the goal of these protections is to avoid acceleration of LTIP vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination
2022 Proxy Statement	79

Executive Compensation Matters
that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2014 Plan or applicable award agreement.
Change of Control Event	Termination Event	Unvested LTIP Awards
Change of Control which occurs on or before the end of the applicable vesting period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the applicable vesting period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the applicable vesting period
The PSUs or RSUs the participant would have earned if such participant remained employed for the entirety of the applicable vesting period, at actual performance in the case of the PSUs, will vest on the last day of the applicable vesting period and be paid in shares of the Company’s Common Stock immediately following the applicable vesting period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable vesting period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control
The target number of PSU or RSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the applicable vesting period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the applicable vesting period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
Qualifying termination during the applicable vesting period
Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the applicable vesting period	Forfeiture of the nonqualified deferred compensation plus interest.
80	Ameren Corporation

Executive Compensation Matters
Termination Other Than for Change of Control
The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested LTIP awards.
Type of Termination	Additional Termination Details	Unvested LTIP Awards
Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance or award period and are paid as soon as possible after death.
Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the vesting period.
Retirement during award period	Age 55+	Only if the participant has at least five years of service, a prorated award is earned at the end of the performance or award period (based on actual performance, where applicable) and is paid immediately following the vesting period.
Termination for any reason other than death, disability, retirement or change of control as provided above	N/A	Forfeited
CEO Pay Ratio
We are providing the following information to comply with Item 402(u) of Regulation S-K:
For 2021, the annual total compensation of our median employee was $132,415. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary or wages (including overtime), as applicable, incentive compensation, stock awards, change in pension value, and other elements of pay, such as 401(k) employer match, as applicable. The annual total compensation of our CEO was $9,807,836 and the ratio of our CEO’s compensation to the median employee was 74 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In accordance with the same methodology used to determine the median employee in prior years, we identified our median employee as of October 1, 2021, using for such purposes our entire workforce as of such date of approximately 9,200 full, part-time and temporary employees. The median employee was identified using such employees’ base salaries or wages for the period of January 1, 2020 to December 31, 2020, rounded up to the nearest $100.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.
2022 Proxy Statement	81

Executive Compensation Matters
ITEM 3
Approval of 2022 Omnibus Incentive Compensation Plan
The Board is requesting that shareholders vote in favor of adopting the Ameren Corporation 2022 Omnibus Incentive Compensation Plan (the “2022 Plan”), which was approved by the Board of Directors on February 11, 2022, subject to shareholder approval. The 2022 Plan has been established to replace, on a prospective basis, the Ameren Corporation 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), which was previously approved by shareholders and expires on April 24, 2024.
As with the 2014 Plan, the 2022 Plan authorizes the issuance of equity- and cash-based incentive awards to encourage strong performance by those individuals who are and will be responsible for the Company’s future growth and continued success. Given the decreasing number of shares of Common Stock that are available for grant under the 2014 Plan and its upcoming expiration, the Board is requesting shareholder approval of the 2022 Plan to ensure the Company is able to continue to provide equity-based and incentive-based awards to attract, motivate, and retain high quality employees and directors.
The Board unanimously recommends a vote “FOR” the approval of the Company’s 2022 Omnibus Incentive Compensation Plan.
Subject to adjustment upon the occurrence of various corporate events as described in the proposed 2022 Plan, the maximum number of shares requested for shareholder approval under the proposed 2022 Plan is 7,500,000 shares, plus any shares remaining under the 2014 Plan at the time the 2022 Plan becomes effective. If the proposed 2022 Plan is approved by shareholders, based on its historic grant practices, the Company anticipates that the requested share authorization under the proposed 2022 Plan will last for much of its ten-year term.
As of March 1, 2022, there were 1,342,699 shares of our Common Stock available for new grants under our 2014 Plan. Accordingly, the 2022 Plan authorizes a total of 8,842,699 shares of Common Stock to be reserved for issuance of equity-based awards (less any awards granted after March 1, 2022, under the 2014 Plan and prior to the effective date of the 2022 Plan). If approved by shareholders, the 2022 Plan will become effective as of May 12, 2022, and will replace the 2014 Plan for any new grants made after May 12, 2022. Any awards previously granted under the 2014 Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions. If shareholders do not approve the 2022 Plan, it will not be adopted and no grants will be made under it.
Compensation and Governance Best Practices
The 2022 Plan includes certain compensation and governance best practices, with some of the key features as follows:
•
Prohibition on Liberal Recycling. Shares of Common Stock tendered or withheld in satisfaction of an exercise price of a stock option, any tax withholding liabilities arising from a stock option, or covered by a stock-settled SAR that were not issued upon the settlement of the SAR will not become available for issuance as future awards under the 2022 Plan.

•
Prohibition on Repricing. The 2022 Plan expressly states that stock options and stock appreciation rights (“SARs”) may not be “repriced” without shareholder approval.

•
Fixed Term and Fixed Share Authorization.The 2022 Plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with shareholder approval). Furthermore, the maximum term of stock options and SARs granted under the 2022 Plan to participants in the United States is ten years.

•
No Dividend Equivalents on Unvested Awards.Dividends or dividend equivalents may not be awarded in tandem with awards of stock options or SARs and dividend or dividend equivalents credited or payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

•
No Change in Control/280G Tax Gross-Ups. The 2022 Plan does not provide for any excise tax gross-up payments or “parachute payments,” and as a general business matter, the Company does not provide for such gross-ups in other arrangements.

82	Ameren Corporation

Executive Compensation Matters
•
Limit on Non-Employee Director Compensation.The maximum aggregate value of awards that may be granted to any non-employee member of our Board of Directors during any calendar year is $750,000.

•
Clawback Provisions. Like the 2014 Plan, the 2022 Plan contains a “clawback” provision that is applicable in the event of financial restatements or conduct or activity that is detrimental to the Company or which violates the confidentiality or non-solicitation provisions of the applicable award.

•
Stock Options and SARs Granted at No Less than Fair Market Value.The exercise price of stock options and the grant price of SARs must be at least equal to 100 percent of the fair market value of the shares as determined on the date of the grant.

Matters Considered by the Board With Respect to the Number of Shares Available for Issuance under the 2022 Plan
We believe the current number of shares available for grant under the 2014 Plan is insufficient and will harm our ability to attract and retain qualified employees and directors and to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of our Common Stock. Further, we believe that the additional shares, under these circumstances, represents a reasonable amount of potential equity dilution and allows us to recruit, motivate, and retain talented employees and directors who will help us achieve our business goals, including creating long-term value for our shareholders.
The following table sets forth certain information about the 2022 Plan and equity awards that are outstanding under the 2014 Plan as of March 1, 2022:
Total number of shares that would be authorized for future grant upon shareholder approval of the 2022 Plan	8,842,699
Number of shares relating to outstanding stock options under the 2014 Plan	—
Number of shares relating to awards of restricted stock, restricted stock units and performance stock units under the 2014 Plan	1,308,884
Weighted average remaining term of outstanding options under the 2014 Plan	n/a
Potential Dilution; Burn Rate
When considering the number of additional shares proposed to be made available for grant under the 2022 LTIP, the Human Resources Committee reviewed, among other things, the potential dilution to our shareholders as measured by the burn rate. The following table sets forth information regarding historical equity awards for the last three fiscal years and the corresponding burn rate, which is defined as the number of stock-settled, time-vested equity awards granted, and performance-based equity awards earned in a year, divided by the weighted average number of common shares outstanding for that year.
	2021	2020	2019	3-Year Average
Stock-Settled Time-Vested Restricted Shares / Units Granted	129,723	173,571	132,526	145,273
Stock-Settled Performance-Based Shares / Units Earned	532,229	745,698	1,162,097	813,341
Stock Options / SARs Granted	—	—	—	—
Weighted-Average Shares of Common Stock Outstanding (Diluted)(in millions)	257.6	248.7	247.1	245.8
Burn Rate	0.26%	0.36%	0.50%	0.37%
Key Features of the 2022 Plan
The 2022 Plan retains many of the features of the 2014 Plan in addition to including updates of certain provisions. As with the 2014 Plan, all awards for employees can only be made pursuant to the authority of the Human Resources Committee, and with respect to awards to non-employee directors, all awards can only be made pursuant to the authority of the Board.
Key features of the 2022 Plan are described below, but are qualified in their entirety by reference to the full text of the 2022 Plan attached as Appendix B to this proxy statement.
2022 Proxy Statement	83

Executive Compensation Matters
Administration
The 2022 Plan will be administered by the Human Resources Committee or a subcommittee thereof, or any other committee designated by the Board to administer the 2022 Plan (the “Committee”). The Committee will have full and exclusive discretionary authority, subject to the provisions of the 2022 Plan, to establish rules and regulations necessary for the proper administration of the 2022 Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding.
Eligibility
Employees and non-employee directors of the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2022 Plan. From time to time, the Committee (or as to non-employee directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.
While all employees are eligible to receive awards under the 2022 Plan, the Committee currently expects that approximately 255 employees will initially participate in the 2022 Plan. The Board currently expects that all non-employee directors, of whom there will be 12 if all such nominees are elected, will also initially participate in the 2022 Plan. The basis for participation in the 2022 Plan is the Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the 2022 Plan’s purposes as described above. In exercising its discretion, the Committee (or its delegate) will consider the recommendations of management and the purposes of the 2022 Plan.
Summary of Award Types
The 2022 Plan permits the grant of restricted stock, restricted stock units, stock options (incentive stock options and nonqualified stock options), SARs, performance awards, cash-based awards and other stock-based awards. The exercise price of stock options  and SARs may not be less than the fair market value of our Common Stock on the grant date. For participants within the United States, the term of stock options may not exceed 10 years.
Change of Control
Under the 2022 Plan, unless otherwise set forth in an award agreement, upon a participant’s involuntary termination of employment (including upon a termination without “cause”, resignation for “good reason” and/or due to a Participant’s death or “disability”) during the two-year period following a change of control of the Company, the participant will be entitled to full vesting of his or her awards (with any performance-based awards vesting on actual performance or, if actual performance is not measurable, target performance). However, to the extent an award is not continued, assumed, substituted or replaced by the Company or its parent (or a successor corporation or its parent), such award shall accelerate and vest and any restrictions thereon shall lapse and such award shall be cancelled in consideration of a payment, with the form, amount and timing of such payment determined by the Committee, in its sole discretion.
Termination of Employment
Under the 2022 Plan, the Committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of the award holder’s termination of employment from the Company.
Transferability of Awards
During the lifetime of the holder of an award under the 2022 Plan, the award will be exercisable only by the holder. Awards will not be transferable other than by will or the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for an award holder to designate a beneficiary to whom any amounts payable or shares deliverable in the event of, or following, the holder’s death, may be provided. Furthermore, the Committee may, in its discretion, determine that awards (other than ISOs) may be transferable as the Committee may deem appropriate, provided that no award may be transferred for value.
84	Ameren Corporation

Executive Compensation Matters
Amendment and Termination of the 2022 Plan
The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2022 Plan and any award agreement in whole or in part; except that, without the prior approval of the Company’s shareholders and except as permitted under the 2022 Plan’s adjustment provision, options or SARs awarded under the 2022 Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, or exchanged for a cash payment or other awards (other than in connection with a change of control of the Company) and no material amendment of the 2022 Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or a stock exchange rule.
Other than as described in the following sentence, no termination, amendment, suspension, or modification of the 2022 Plan or an award agreement will materially adversely affect any award previously granted under the 2022 Plan, without the written consent of the holder of the award. The Board of Directors may amend the 2022 Plan or an award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the 2022 Plan or an award agreement to any present or future law that relates to the 2022 Plan (including, but not limited to, IRC Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Unless terminated earlier by the Committee, the 2022 Plan will terminate on May 12, 2032.
Federal Income Tax Consequences
The following discussion summarizes certain material federal income tax consequences of the issuance and receipt of awards under the 2022 Plan under the law as in effect on the date of this proxy statement. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2022 Plan, nor does it cover state, local, or non-U.S. taxes.
a.
Restricted Stock. The recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the IRC to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/loss holding period for such shares will also commence on such date. Except as described under “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount as is treated as compensation income to the recipient.

b.
Restricted Stock Units.No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such restricted stock units), and the capital gain/loss holding period for such shares will also commence on such date.

c.
Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale

2022 Proxy Statement	85

Executive Compensation Matters
or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
d.
Non-Qualified Stock Options (NQSOs).An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

e.
Stock Appreciation Rights (SARs). Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Equity Compensation Plan Information
The following table presents information as of December 31, 2021, with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.
	Column A	Column B	Column C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders(b)	1,442,122	(c)	1,753,758
Equity compensation plans not approved by security holders	—	—	—
Total	1,422,122	(c)	1,753,758

(a)
Of the securities to be issued, 913,649 of the securities represent the target number of outstanding performance share units (PSUs) and 433,248 of the securities represent the number of outstanding restricted stock units (RSUs), both including accrued and reinvested dividends. The actual number of shares issued in respect of the PSUs will vary from 0% to 200% of the target level, depending upon the achievement of TSR objectives or performance goals established for such awards. For additional information about the PSUs and RSUs, including payout calculations, see “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” The remaining 95,225 of the securities represent shares that may be issued to satisfy obligations under the Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors

(b)
Consists of the 2014 Plan.

(c)
No cash consideration is received when shares are distributed for earned PSUs, RSUs, and director awards. Accordingly, there is no weighted-average exercise price.

86	Ameren Corporation

Audit Matters

ITEM 4
Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022
•
The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•
Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

Board Recommendation for Item 4
Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PwC as independent registered public accounting firm for the fiscal year ending December 31, 2022.

The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Selection of Independent Registered Public Accounting Firm
The Audit and Risk Committee is directly responsible for the appointment, selection of the lead engagement partner, pre-approval of compensation, retention and oversight of the work of the independent accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other permissible audit, review or attest services for the Company. In accordance with its charter, the Audit and Risk Committee has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the Board has ratified this appointment.
On at least an annual basis, the Audit and Risk Committee evaluates PwC’s qualifications, performance and independence and presents its conclusions with respect to PwC’s independence to the full Board. As part of its evaluation, the Audit and Risk Committee considers a variety of factors, including:
•
PwC’s independence, objectivity and professional skepticism;

•
The length of PwC’s tenure;

•
The overall depth and expertise of the PwC team handling the audit;

•
The quality of PwC’s performance and audit plans;

•
PwC’s capabilities and expertise regarding the Company and our industry;

•
The nature of PwC’s communications with the Audit and Risk Committee, the Board and management;

•
PwC’s reputation for integrity and competence in the fields of accounting and auditing;

•
Litigation and regulatory proceedings in which PwC may be involved;

•
The appropriateness of PwC’s fees; and

2022 Proxy Statement	87

Audit Matters
•
Public Company Accounting Oversight Board inspection reports on PwC.

PwC has served continuously as the independent registered public accounting firm for the Company and its subsidiaries since at least 1932. The Audit and Risk Committee believes there are important benefits to having a long-tenured independent accounting firm, including:
•
PwC’s deep understanding of Ameren’s business, industry and accounting policies and practices;

•
PwC’s familiarity with the Company and industry expertise, which promotes efficiencies; and

•
Avoidance of significant costs and disruptions (including Board and management time and distractions) that would be associated with evaluating and retaining a new independent auditor.

In addition, PwC is subject to robust independence controls that further mitigate the risks that may be associated with long auditor tenure. These include:
•
A strong regulatory framework for auditor independence, including limitations on non-audit services;

•
Oversight of PwC by the Audit and Risk Committee that includes regular communication on and evaluation of the quality of the audit and auditor independence;

•
PwC’s internal independence controls and compliance program;

•
Conducting regular private meetings with each of PwC and Ameren management at the end of each regularly scheduled Audit and Risk Committee meeting; and

•
Mandatory audit partner rotation every five years, a process which is directed and ultimately approved by the Audit and Risk Committee; the current audit partner’s term commenced with the fiscal year 2021 audit.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Fees For Fiscal Years 2021 and 2020
Audit Fees
The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2021 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2021 fiscal year; (iv) certain regulatory audit procedures; (v) services provided in connection with debt and equity offerings; (vi) certain accounting and reporting consultations; and (vii) post-implementation information technology system reviews were $4,157,000.
Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2020 fiscal year totaled $3,923,000.
Audit-Related Fees
The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2021 fiscal year totaled $225,000. Such services consisted of pre-implementation information technology systems reviews and attestations in connection with financings under Ameren’s Sustainability Financing Framework.
Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2020 fiscal year totaled $661,475.
Tax Fees
PwC did not render any tax-related services to Ameren and its subsidiaries during the 2021 or 2020 fiscal years.
88	Ameren Corporation

Audit Matters
All Other Fees
The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2021 fiscal year totaled $28,650. Such services consisted of a human resources benchmarking resource subscription and accounting, reporting reference, and disclosure software.
Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2020 fiscal year totaled $70,100.
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services
The Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related, tax and other services provided by the independent registered public accounting firm to Ameren and its subsidiaries. The Committee may not delegate this responsibility, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Audit and Risk Committee, provided that such decisions are reported to the Committee at its next regularly scheduled meeting. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2021 and 2020.
The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Audit and Risk Committee Report
The Audit and Risk Committee reviews Ameren Corporation’s (“Ameren”) financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements included in the 2021 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.
In addition, in connection with its review of Ameren’s annual audited financial statements, the Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”), has received and reviewed the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit and Risk Committee concerning independence, and has discussed with such accounting firm its independence. The Audit and Risk Committee also has considered whether the provision by the independent registered public accounting firm of non-audit services to Ameren is compatible with maintaining their independence.
To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described above. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (excluding meetings dedicated to cybersecurity matters or to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance
2022 Proxy Statement	89

Audit Matters
of any services by the independent registered public accounting firm, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (excluding meetings dedicated to cybersecurity matters or to the review of earnings press releases and reports on SEC Form 10-Q and 10-K), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “AUDIT MATTERS — FEES FOR FISCAL YEARS 2021 AND 2020 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2021 Form 10-K, for filing with the SEC.
Audit and Risk Committee:
J. Edward Coleman, Chairman
Catherine S. Brune
Ward H. Dickson
Noelle K. Eder
Leo S. Mackay, Jr.
90	Ameren Corporation

Security Ownership
Security Ownership of More Than Five Percent Shareholders
The following table contains information with respect to the ownership of Ameren Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.
Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at December 31, 2021	Percent of Common Stock Owned Beneficially at December 31, 2021 (%)
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	29,297,102(1)	11.47%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	26,888,367(2)	10.5%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	20,753,783(3)	8.1%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	12,883,724(4)	5.04%

(1)
The number of shares and percentage owned as of December 31, 2021, according to the Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2022. The Vanguard Group (“Vanguard Group”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The amendment to the Schedule 13G reports that Vanguard Group has shared voting power with respect to 503,108 shares of Common Stock, sole dispositive power with respect to 28,164,429 shares of Common Stock, and shared dispositive power with respect to 1,132,673 shares of Common Stock, and has no sole voting power with respect to any Common Stock.

(2)
The number of shares and percentage owned as of December 31, 2021, according to the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2022. T. Rowe Price Associates, Inc. (“T. Rowe”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The amendment to the Schedule 13G reports that T. Rowe has sole voting power with respect to 9,101,374 shares of Common Stock, sole dispositive power with respect to 26,888,367 shares of Common Stock and has no shared voting power nor shared dispositive power with respect to any Common Stock.

(3)
The number of shares and percentage owned as of December 31, 2021, according to the Amendment No. 11 to Schedule 13G filed with the SEC on February 7, 2022. BlackRock, Inc. (“BlackRock”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The amendment to the Schedule 13G reports that BlackRock has sole voting power with respect to 17,943,027 shares of Common Stock and sole dispositive power with respect to 20,753,783 shares of Common Stock, and has no shared voting power nor shared dispositive power with respect to any Common Stock.

(4)
The number of shares and percentage owned as of December 31, 2021, according to the Schedule 13G filed with the SEC on February 10, 2022. State Street Corporation (“State Street”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The Schedule 13G reports that State Street has shared voting power with respect to 11,507,278 shares of Common Stock and shared dispositive power with respect to 12,860,807 shares of Common Stock, and has no sole voting power nor sole dispositive power with respect to any Common Stock.

2022 Proxy Statement	91

Security Ownership
Security Ownership of Directors and Management
The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock and Stock Units as of March 14, 2022, for (i) each director and nominee for director of the Company, (ii) each NEO as named in the Summary Compensation Table above, and (iii) all current executive officers, directors and nominees for director as a group.
Name	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent Owned(3)
Warner L. Baxter	291,813	*
Cynthia J. Brinkley	5,605	*
Catherine S. Brune	19,944	*
J. Edward Coleman	18,363	*
Ward H. Dickson	10,020	*
Fadi M. Diya	86,240	*
Noelle K. Eder	9,839	*
Ellen M. Fitzsimmons	43,110	*
Rafael Flores	15,577	*
Richard J. Harshman	22,043(4)	*
Craig S. Ivey	10,388	*
James C. Johnson	49,584	*
Steven H. Lipstein	36,739	*
Martin J. Lyons, Jr.	159,316	*
Leo S. Mackay, Jr.	3,691	*
Richard J. Mark	152,911	*
Michael L. Moehn	110,950	*
All current executive officers, directors, and nominees for director as a group (24 persons)	1,336,160	*

*
Less than one percent.

(1)
Except as noted in footnote (2), this column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of stock options or the vesting of RSUs. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)
This column also includes ownership of 1,694 Stock Units held by Director Brinkley, 15,394 Stock Units held by Director Coleman, 7,911 Stock Units held by Director Dickson, 7,911 Stock Units held by Director Eder, 11,792 Stock Units held by Director Flores, 3,602 Stock Units held by Director Harshman, 7,911 Stock Units held by Director Ivey, 21,633 Stock Units held by Director Johnson, and 3,602 Stock Units held by Director Mackay, each pursuant to the Directors Deferred Compensation Plan. See “— DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.”

(3)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 258,091,525 shares of Common Stock outstanding on March 14, 2022, and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 14, 2022.

(4)
Includes 4,575 shares of Common Stock owned by The Harshman Family Foundation.

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, since 2013, the Company has had a policy which prohibits directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities that are (1) granted by the Company to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.
2022 Proxy Statement
92	Ameren Corporation

Security Ownership
The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2021, with the exception of two Form 4 filings that, due to administrative errors, were filed (i) by Director Flores in January 2022 to report a sale of shares that occurred in May 2021, and (ii) by Mr. Mark in March 2022 to report a sale of shares that occurred in September 2021.
2022 Proxy Statement	93

Additional Information
Questions and Answers about the Annual Meeting and Voting
Q.
When and where will the annual meeting be held?

A.
The Annual Meeting will be held on Thursday, May 12, 2022, at 10 a.m. CDT, and at any adjournment thereof. In light of the public health impact of COVID-19 and to support the health and well-being of our shareholders, the Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2022. The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) with Chrome being the preferred option. Please note that there is no in-person location for you to attend.

Q.
How do I participate in the Annual Meeting?

A.
Visit www.virtualshareholdermeeting.com/AEE2022 and enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Q.
Who do I contact for help with technical difficulties accessing the Annual Meeting?

A.
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (at www.virtualshareholdermeeting.com/AEE2022) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.

Q.
How do I submit questions for the Annual Meeting?

A.
Before the Annual Meeting. Before the Annual Meeting, you can submit questions by visiting www.proxyvote.com and entering your 16-digit control number. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.” If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares.

During the Annual Meeting. Log into the online meeting platform at www.virtualshareholdermeeting.com/AEE2022, type your question into the “Ask a Question” field and click “Submit”.
Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions on www.amereninvestors.com. The questions and answers, if any, will be available as soon as practicable after the meeting and will remain available until Ameren’s 2023 proxy statement is filed.
Q.
Who is entitled to vote?

A.
Only shareholders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on the record date, March 14, 2022, are entitled to vote at the Annual Meeting.

94	Ameren Corporation

Additional Information
Q.
What will I be voting on?

A.
1.   Election of Directors.

Fourteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.
2.
Advisory Vote to Approve Executive Compensation (Say-on-Pay).

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote at the Annual Meeting to approve the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program.
3.
Approval of the Company’s 2022 Omnibus Incentive Compensation Plan

The Company is asking shareholders to approve its 2022 Omnibus Incentive Compensation Plan.
4.
Ratification of the Appointment of PwC as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022.

The Company is asking its shareholders to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PwC was appointed by the Audit and Risk Committee.
Q.
How do I vote?

A.
Shareholders of Record: If at the close of business on the record date, March 14, 2022, your shares were registered directly in your name with our transfer agent, Ameren Services Company, you are considered the shareholder of record with respect to those shares. Shareholders of record can vote their shares or submit their proxy in several ways:

•
by calling the toll-free telephone number (1-800-690-6903);

•
by using the Internet (www.proxyvote.com);

•
by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting; or

•
during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/AEE2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. EDT on May 11, 2021.
If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director (Item (1)), FOR the advisory approval of the compensation of our NEOs disclosed in this proxy statement (Item (2)), FOR the approval of the Company’s 2022 Omnibus Incentive Compensation Plan (Item (3)); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (Item (4)), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.
If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee, and the plan trustee will vote your shares as you have directed. However, your voting
2022 Proxy Statement	95

Additional Information
instructions must be received at least three days prior to the Annual Meeting (i.e., by May 9, 2022) in order to count. The trustee will vote all of the shares held in the plan for which voting instructions have not been received in the same proportion as shares for which the trustee received timely directions, subject to the exercise of the trustee’s fiduciary duties.
If you have shares registered in the name of a bank, broker or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.
Beneficial Owners:   If at the close of business on March 14, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in “street name.” As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided instructions about how you can instruct them to vote those shares. However, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Q.
How many votes do I have?

A.
Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon, including shares held in our dividend reinvestment and stock purchase plan (“DRPlus Plan”) and Ameren’s 401(k) savings plan.

Q.
What are the vote requirements for each matter?

A.
In all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s By-Laws or the Company’s Restated Articles of Incorporation. Each matter on the agenda for the Annual Meeting is subject to this majority voting standard.

In tabulating the number of votes on a matter, (i) shares represented by a proxy, which directs that the shares abstain from voting or that a vote be withheld on one or more matters, will be deemed to be represented at the meeting as to such matter or matters, (ii) broker non-votes will not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iv) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.
Q.
Can I change my vote?

A.
You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. EDT on May 11, 2021 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q.
Will my shares be voted if I do not provide instructions to my broker?

A.
If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange (“NYSE”) rules permit brokerage firms to vote your shares at their discretion on certain “routine” matters. At the Annual

96	Ameren Corporation

Additional Information
Meeting, the only routine matter is the ratification of the appointment of PwC as our independent registered public accounting firm. Brokerage firms may not vote without instructions from you on the following matters: election of directors and the advisory vote on approval of executive compensation. Without your voting instruction on items that require them, a broker non-vote will occur.
Q.
Who is soliciting my vote?

A.
The solicitation of proxies is made by our Board of Directors for the Annual Meeting of Shareholders of the Company. We are a holding company, and our principal direct and indirect subsidiaries include Union Electric Company, doing business as Ameren Missouri; Ameren Illinois Company, doing business as Ameren Illinois; and Ameren Transmission Company of Illinois.

Q.
Is my vote confidential?

A.
The Board of Directors has adopted a confidential shareholder voting policy for proxies, ballots and voting instructions submitted by shareholders. This policy does not prohibit disclosure when it is required by applicable law. In addition, nothing in the confidential shareholder voting policy prohibits shareholders or participants in the Company’s savings investment plans from voluntarily disclosing their votes or voting instructions, as applicable, to the Company’s directors or executive officers, nor does the policy prevent the Company or any agent of the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote. The policy does not limit the free and voluntary communication between the Company and its shareholders. Except with respect to materials submitted regarding shares allocated to participant accounts in the Company’s savings investment plans, all comments written on proxies, ballots or voting materials, together with the names and addresses of the commenting shareholders, may be made available to Company directors and executive officers.

Q.
How do I obtain materials for the Annual Meeting?

A.
As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet. On or about March 29, 2022, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2021 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/financial-info/proxy-materials.

This proxy statement and the accompanying proxy card are also first being mailed to shareholders on or about March 29, 2022. In the same package with this proxy material, you should have received a copy of our 2021 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.
You may reach us:
•
by mail addressed to
Office of the Secretary
Ameren Corporation
P.O. Box 66149, Mail Code 1310
St. Louis, MO 63166-6149

•
by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

Q.
How many shares must be present to hold the Annual Meeting?

A.
In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. The voting securities of the Company on March 14, 2022 consisted of 258,091,525 shares of Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

2022 Proxy Statement	97

Additional Information
In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker non-votes, will be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.
Q.
How do I review the list of shareholders?

A.
The names of shareholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AEE2022 and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company. Only shareholders that have logged in to the Annual Meeting with a valid control number will be allowed to view the list of shareholders during the Annual Meeting.

Q.
What is the Company’s mailing policy when multiple registered shareholders share an address?

A.
The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future proxy materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.
Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.
Other Matters
The Board of Directors is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
98	Ameren Corporation

Additional Information
Shareholder Proposals
Any shareholder proposal submitted under Rule 14a-8 of the Exchange Act and intended for inclusion in the proxy materials for the Company’s 2023 annual meeting of shareholders must be submitted in writing to the Secretary of the Company on or before November 29, 2022 at Office of the Corporate Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149, or by email at corporate.secretary@ameren.com.
In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal that will not be in the proxy statement but is to be considered at the 2023 annual meeting, or who intend to nominate a director at the 2023 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 13, 2023, or earlier than February 11, 2023). Subject to certain conditions, shareholders or a group of shareholders who have owned more than 5 percent of the Company’s Common Stock for at least one year may also recommend director nominees for nomination by the Nominating and Corporate Governance Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 29, 2022). As described under the section entitled “Board Practices, Policies and Processes” of this proxy statement, the Company has adopted a “proxy access” by-law. Under the Company’s By-Laws, shareholders who meet the requirements set forth in the Company’s By-Laws may nominate a person for election as a director and include such nominee in the Company’s proxy materials. The By-Laws require, among other things, that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days or earlier than 150 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 29, 2022, or earlier than October 30, 2022). The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s By-Laws and Director Nomination Policy. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy. Copies of the Company’s By-Laws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company. Correspondence relating to the foregoing should be directed to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149.
Proxy Solicitation
In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or through the Internet or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf. Furthermore, we have retained Alliance Advisors LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the Annual Meeting at an anticipated cost to the Company of approximately $50,000, plus the reimbursement of reasonable out-of-pocket expenses.
Form 10-K
Our 2021 Form 10-K, including consolidated financial statements for the year ended December 31, 2021, accompanies this proxy statement. The 2021 Form 10-K is also available on the Company’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2021 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2021 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF AMEREN’S WEBSITE AT WWW.AMERENINVESTORS.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

2022 Proxy Statement	99

Additional Information
Forward-Looking Information
Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors under Part I, Item 1A, of the 2021 Form 10-K and in our other filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (“ATXI”) challenging the refund period related to the FERC’s May 2020 order determining the allowed base return on equity (“ROE”) under the Midcontinent Independent System Operator, Inc. (“MISO”) tariff, and the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases;

•
the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to: changes in customer demand resulting in changes to sales volumes; customers’ payment for our services and their use of deferred payment arrangements; the health, welfare, and availability of our workforce and contractors; supplier disruptions; delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth; changes in how we operate our business and increased data security risks as a result of remote working arrangements for a significant portion of our workforce; and our ability to access the capital markets on reasonable terms and when needed;

•
the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act, which will establish and allow for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;

•
the effect and duration of Ameren Illinois’ election to either utilize traditional regulatory rate reviews or multi-year rate plans for electric distribution service ratemaking effective for rates beginning in 2024;

•
the effect on Ameren Missouri’s investment plan and earnings if an extension to use plant-in-service accounting (“PISA”) is not sought by Ameren Missouri or approved by the MoPSC;

•
the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the PISA, including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;

•
the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions taken by the Ameren Companies, if any, as well as resulting effects on customer rates;

•
the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•
the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

100	Ameren Corporation

Additional Information
•
Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;

•
our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;

•
the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, emission allowances, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri’s Callaway Energy Center assemblies;

•
the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•
the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, or in the absence of insurance, the ability to timely recover uninsured losses from our customers;

•
the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•
business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates and inflation;

•
disruptions of the capital markets, deterioration in credit metrics of the Ameren Companies, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•
the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;

•
the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects which is dependent upon the availability of necessary materials and equipment, including those that are affected by disruptions in the global supply chain caused by the COVID-19 pandemic;

•
the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;

•
the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;

•
the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;

•
Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

•
the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review provisions of the Clean Air Act and CO2, other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the

2022 Proxy Statement	101

Additional Information
operation of certain of Ameren Missouri’s energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•
the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;

•
Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;

•
the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;

•
advancements in carbon-free generation and storage technologies, and the impact of constructive federal and state energy and economic policies with respect to those technologies;

•
labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•
the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about ESG practices;

•
the impact of adopting new accounting guidance;

•
the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•
legal and administrative proceedings;

•
the impacts of the Russian invasion of Ukraine, related sanctions imposed by the U.S. and other governments, and any broadening of the conflict, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, or other commodities, materials, or services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business and economic conditions; and

•
acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.
102	Ameren Corporation

Appendix A
The following table provides a reconciliation of GAAP to core and weather-normalized earnings on a per share basis:
	Year Ended December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021
GAAP Diluted EPS	$1.18	$2.40	$2.59	$2.68	$2.14	$3.32	$3.35	$3.50	$3.84
Exclude results from discontinued operations	0.87	—	(0.01)	—	—	—	—	—	—
Less: Income tax expense/(benefit)	0.05	—	(0.20)	—	—	—	—	—	—
Exclude provision for discontinuing pursuit of a license for a second nuclear unit at the Callaway Energy Center	—	—	0.29	—	—	—	—	—	—
Less: Income Tax Benefit	—	—	(0.11)	—	—	—	—	—	—
Charge for revaluation of deferred taxes resulting from increased Illinois state income tax rate	—	—	—	—	0.09	—	—	—	—
Less: Federal income tax benefit	—	—	—	—	(0.03)	—	—	—	—
Charge for revaluation of deferred taxes resulting from decreased federal income tax rate	—	—	—	—	0.66	0.05	—	—	—
Less: State income tax benefit	—	—	—	—	(0.03)	—	—	—	—
Core Diluted EPS	$2.10	$2.40	$2.56	$2.68	$2.83	$3.37	$3.35	$3.50	$3.84
	Year Ended December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021
Core Diluted EPS	$2.10	$2.40	$2.56	$2.68	$2.83	$3.37	$3.35	$3.50	$3.84
Effects of weather at Ameren Missouri	0.03	0.05	(0.04)	0.16	(0.07)	0.43	0.04	(0.05)	0.02
Less: Income tax expense	(0.01)	(0.02)	0.01	(0.06)	0.02	(0.11)	(0.01)	0.01	0.00
Weather impact, net of tax expense	0.02	0.03	(0.03)	0.1	(0.05)	0.32	0.03	(0.04)	0.02
Core Diluted EPS Normalized for Weather	$2.08	$2.37	$2.59	$2.58	$2.88	$3.05	$3.32	$3.54	$3.82
Use of Non-GAAP Financial Measures
In this proxy statement, Ameren has presented weather-normalized and core earnings per share, which are non-GAAP financial measures and may not be comparable to those of other companies. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the Company believes that core earnings allow it to more accurately compare its ongoing performance across periods. Weather-normalized earnings exclude estimated effects of weather compared to normal, as calculated internally using data from the National Oceanic and Atmospheric Administration for the applicable period.
2022 Proxy Statement	A-1

Appendix B
Ameren Corporation 2022 Omnibus Incentive Compensation Plan
ARTICLE 1
Establishment, Effectiveness, Purpose and Duration
Section 1.01.   Establishment.   Ameren Corporation, a Missouri corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Ameren Corporation 2022 Omnibus Incentive Compensation Plan (hereinafter referred to as this “Plan”), as set forth in this document.
Section 1.02.   Effectiveness.   This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.04. The Company may make contingent Awards before the Effective Date; provided that the vesting, exercise, or payment of such Awards is expressly conditioned on shareholder approval and the Awards are forfeited if shareholders do not approve this Plan. Subject to the approval of the Company’s shareholders of this Plan, no further awards shall be granted under the Prior Plan as of the Effective Date.
Section 1.03.   Purpose of This Plan.   The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
Section 1.04.   Duration of This Plan.   Unless sooner terminated as provided herein, this Plan shall terminate ten years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
ARTICLE 2
Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, including each Subsidiary and any other corporation or entity designated as an Affiliate for purposes of this Plan by the Committee.
“Aggregate Share Authorization” has the meaning set forth in Section 4.01.
“Annual Award Limit” and “Annual Award Limits” have the meaning set forth in Section 4.03.
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for
B-1	Ameren Corporation

the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
“Change of Control” has the meaning set forth in the Company’s Change of Control Severance Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.
“Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more persons, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
“Company” has the meaning set forth in Section 1.01, and any successor thereto as provided in Article 21.
“Director” means any individual who is a member of the Board of Directors of the Company and who is not an employee of the Company.
“Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
“Effective Date” has the meaning set forth in Section 1.02.
“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.
“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred). In the event that Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. If Fair Market Value is a price other than the closing price of a Share on the most recent date on which Shares were publicly traded, the definition of FMV shall be specified in the Award Agreement.
“Full Value Award” means an Award other than an Award in the form of a Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2022 Proxy Statement	B-2

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and intended to meet the requirements of Code Section 422.
“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as granted pursuant to Article 6.
“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“Option Term” means the period of time during which an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary of its grant date.
“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
“Performance Measures” means measures as described in Article 12 on which the performance goals with respect to Performance Shares and/or Performance Units may be based.
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
“Performance Share” means an Award granted pursuant to Article 9 that is denominated in Shares, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.
“Performance Unit” means an Award granted under Article 9 that is denominated in dollars, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” has the meaning set forth in Section 1.01.
“Plan Year” means the calendar year.
“Prior Plan” means the Ameren Corporation 2014 Omnibus Incentive Compensation Plan.
“Prior Plan Award” means an award granted under a Prior Plan that is outstanding as of the Effective Date.
“Restricted Stock” means an Award granted pursuant to Article 8, as set forth therein.
“Restricted Stock Unit” means an Award granted pursuant to Article 8, as set forth therein.
“Share” means a share of common stock of the Company, $0.01 par value per share.
“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to Article 7.
B-3	Ameren Corporation

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.
ARTICLE 3
Administration
Section 3.01.   General.   The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.
Section 3.02.   Authority of the Committee.   The Committee shall have full discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
Section 3.03.   Delegation.   To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility that the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is, on the relevant date, a Covered Employee or an officer or Director for purposes of Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Shares underlying Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
ARTICLE 4
Shares Subject to this Plan and Maximum Awards
Section 4.01.   Number of Shares Available for Awards.   (a) Subject to adjustment as provided in Section 4.04, the maximum number of Shares available for grant to Participants under this Plan (the “Aggregate Share Authorization”) shall be the sum of (i) 7,500,000 Shares and (ii) the number of Shares available under the Prior Plan as of the Effective Date (the Shares under clause (ii) are the “Transferred Shares”). For the avoidance of doubt, the Transferred Shares shall no longer be available under the Prior Plan and, to the extent that the issuance of any Share subject to a Prior Plan Award that is outstanding as of the Effective Date would cause the Company to exceed the aggregate share authorization under the Prior Plan, any such Share shall be made under this Plan and shall reduce this Plan’s Aggregate Share Authorization by one Share.
(a)
The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be equal to the Aggregate Share Authorization.

(b)
The maximum aggregate value of Awards that may be granted to any Director under this Plan during any calendar year shall not exceed $750,000, as determined by the Committee based on the value of any Award at the time of grant.

2022 Proxy Statement	B-4

Section 4.02.   Share Usage.   (a) Shares covered by an Award or a Prior Plan Award (if applicable) shall be counted as used only to the extent they are actually issued. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission (prior to the issuance of Shares) for Awards not involving Shares, shall be available again for grant under this Plan.
(a)
Notwithstanding anything to the contrary in Section 4.02(a), Shares subject to an Award shall not again be available for grant under this Plan if such Shares are (i) Shares tendered or withheld in payment of the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an Option, or (iii) Shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the Stock Appreciation Right.

Section 4.03.   Adjustments in Authorized Shares.   (a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be granted under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.
(a)
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or that relate to, the changes or distributions described in Section 4.04(a) and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section 4.04 that would (i) cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A or (ii) cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(b)
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with FASB ASC Topic 718-20-35-6 or its successor, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Section 4.04.   Source of Shares.   The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
ARTICLE 5
Eligibility and Participation
Section 5.01.   Eligibility.   Individuals eligible to participate in this Plan include all Employees and Directors.
Section 5.02.   Actual Participation.   Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.
B-5	Ameren Corporation

ARTICLE 6
Stock Options
Section 6.01.   Grant of Options.   Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (to the extent permitted under Code Sections 422 and 424).
Section 6.02.   Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
Section 6.03.   Option Price.   The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the FMV of the Shares as determined on the date of grant.
Section 6.04.   Term of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine and set forth in the Award Agreement at the time of grant; provided,however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten years.
Section 6.05.   Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
Section 6.06.   Payment.   (a) Subject to Section 6.09, Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares shall become the property of the Participant on the exercise date, subject to any forfeiture conditions specified in the Option.
(a)
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price at the time of the exercise. The Option Price of any Option shall be payable to the Company in full either (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (iii) by a cashless (broker-assisted) exercise; (iv) by a combination of (i), (ii) and/or (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(b)
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant a statement of holdings as evidence of book entry uncertificated Shares, or at the sole discretion of the Committee upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Section 6.07.   Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
Section 6.08.   Termination of Employment.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company,
2022 Proxy Statement	B-6

its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options granted pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
Section 6.09.   Automatic Option Exercise.   An Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the exercise price per Share of the Option, if the Participant has not exercised the Option, and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver Shares to the Participant in accordance with this Section 6.09, reduced by the number of Shares required for payment of the exercise price and for payment of withholding taxes; any fractional Share shall be settled in cash.
ARTICLE 7
Stock Appreciation Rights
Section 7.01.   Grant of SARs.   Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, the terms and conditions pertaining to such SARs.
Section 7.02.   SAR Award Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which an SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
Section 7.03.   Grant Price.   The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the FMV of the Shares as determined on the date of grant.
Section 7.04.   Term of SAR.   The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement at the time of grant. Except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.
Section 7.05.   Exercise of SARs.   SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
Section 7.06.   Settlement of SARs.   Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company on the exercise date in an amount determined by multiplying:
(a)
the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price by

(b)
the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
Section 7.07.   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be
B-7	Ameren Corporation

included in the Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.
Section 7.08.   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
Section 7.09.   Automatic SAR Exercise.   An Award Agreement may provide that if, on the last day of the term of an SAR, the Fair Market Value of one Share exceeds the Grant Price per Share of the SAR, if the Participant has not exercised the SAR, and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver payment to the Participant in accordance with the terms of settlement set forth in Section 7.06.
ARTICLE 8
Restricted Stock and Restricted Stock Units
Section 8.01.   Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
Section 8.02.   Restricted Stock or Restricted Stock Unit Award Agreement.   Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
Section 8.03.   Other Restrictions.   (a) The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
(a)
To the extent deemed appropriate by the Committee, the Company may retain any certificates or statements of holdings representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(b)
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

Section 8.04.   Certificate Legend.   In addition to any legends placed on certificates or statements of holdings pursuant to Section 8.03, each certificate or statement of holdings representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of Shares of stock represented by this certificate or statement of holdings, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Ameren Corporation 2022 Omnibus Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Ameren Corporation.
2022 Proxy Statement	B-8

Section 8.05.   Voting Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
Section 8.06.   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Article 8, and may reflect distinctions based on the reasons for termination.
ARTICLE 9
Performance Units / Performance Shares
Section 9.01.   Grant of Performance Units / Performance Shares.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
Section 9.02.   Value of Performance Units / Performance Shares.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
Section 9.03.   Earning of Performance Units / Performance Shares.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout as provided in Section 9.04 on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Regardless of the level of performance achieved, in no event will the number of Shares issued (or the amount of cash paid) with respect to a Performance Unit/Performance Share exceed 2.5 Shares (or the value of 2.5 Shares).
Section 9.04.   Form and Timing of Payment of Performance Units / Performance Shares.   Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
Section 9.05.   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares awarded pursuant to this Article 9, and may reflect distinctions based on the reasons for termination.
ARTICLE 10
Cash-Based Awards and Other Stock-Based Awards
Section 10.01.   Grant of Cash-Based Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
B-9	Ameren Corporation

Section 10.02.   Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
Section 10.03.   Value of Cash-Based and Other Stock-Based Awards.   Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
Section 10.04.   Payment of Cash-Based Awards and Other Stock-Based Awards.   Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
Section 10.05.   Termination of Employment.   The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee. Such provisions may be included in the Award Agreement, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards granted pursuant to this Article 10, and may reflect distinctions based on the reasons for termination.
ARTICLE 11
Transferability of Awards
Section 11.01.   Transferability.   Except as provided in Section 11.02, during a Participant’s lifetime, the Participant’s Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.01 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.
Section 11.02.   Committee Action.   The Committee may, in its discretion, determine that notwithstanding Section 11.01, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended).
ARTICLE 12
Performance Measures
Section 12.01.   Awards Under This Article 12.   If an Award (other than an Option or SAR) is intended to qualify as a Performance Unit or Performance Share, the Award shall be granted in accordance with the terms of this Article 12 and shall vest or be paid solely on account of the attainment of an objective performance goal based on one or more of the Performance Measures listed in Section 12.02.
Section 12.02.   Performance Measures.   (a) The Committee shall determine the Performance Measures used to establish performance goals for Performance Units and/or Performance Shares, including, but not limited to (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after
2022 Proxy Statement	B-10

taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) gross revenue; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) capacity utilization; (xvi) increase in customer base; (xvii) environmental health and safety; (xviii) diversity; (xix) quality; (xx) customer satisfaction; (xxi) working capital targets; (xxii) economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxiii) net debt; (xxiv) corporate governance; (xxv) total shareholder return; (xxvi) dividend; and (xxvii) bond rating.
(a)
Any Performance Measure(s) may be used in a quantitative manner to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

Section 12.03.   Evaluation of Performance.   The evaluation of performance may include or exclude the effect of events that occur during a Performance Period, including, but not limited to, any of the following, and the Committee shall specify when it establishes the performance goal whether the effect of one or more such events shall be so included or excluded: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, laws, regulatory actions, or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in FASB ASC Topic 225-20-20 or its successor and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.
Section 12.04.   Adjustment of Performance.   Performance Units and/or Performance Shares may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.
ARTICLE 13
Director Awards
Subject to Section 4.01(c), the Board shall determine all Awards to Directors. The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement.
ARTICLE 14
Dividend Equivalents
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Full Value Award, to be credited as of the dividend payment dates, during the period between the date on which the Full Value Award is granted and the date on which the Full Value Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that such dividend equivalents shall be subject to any performance or other vesting conditions that apply to the underlying Award. For the avoidance of doubt, Participants (i) shall not accrue, be granted or be paid any dividends or dividend equivalents with respect to Shares that are subject to any Option or Stock Appreciation Right and (ii) shall not be paid dividends or dividend equivalents with respect to any Shares that are subject to any Full Value Award that has not vested.
ARTICLE 15
Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be
B-11	Ameren Corporation

effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative on behalf of the Participant’s estate.
ARTICLE 16
Rights of Participants
Section 16.01.   Employment.   (a) Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
(a)
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

Section 16.02.   Participation.   No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Section 16.03.   Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
ARTICLE 17
Change of Control
Except as otherwise set forth in an Award Agreement, upon a Participant’s involuntary termination of employment (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without “cause”, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) during the two-year period following the Change of Control, the Participant will be entitled to one hundred percent (100%) vesting of the Participant’s Awards as if the Participant had remained employed by the Company (or a successor corporation or its parent). Any Award that is subject to Performance Measures will vest based on actual performance following the end of the Performance Period; provided that, if actual performance is not measurable following the end of the Performance Period, then such Award shall vest based on target performance. Notwithstanding anything to the contrary contained herein, if an Award is not continued, assumed, substituted or replaced by the Company or its parent (or a successor corporation or its parent), such Award shall accelerate and vest and any restrictions thereon shall lapse and such Award shall be cancelled in consideration of a payment, with the form, amount and timing of such payment determined by the Committee, in its sole discretion.
ARTICLE 18
Amendment, Modification, Suspension, and Termination
Section 18.01.   Amendment, Modification, Suspension, and Termination.   Subject to Section 18.02, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.04, Options or SARs awarded under this Plan will not be repriced, replaced, regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or exchanged for a cash payment or other Awards (other than pursuant to Article 17 or as otherwise provided in connection with a change of control of the Company) and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the NYSE Listed Company Manual.
2022 Proxy Statement	B-12

Section 18.02.   Awards Previously Granted.   Notwithstanding any other provision of this Plan to the contrary (other than Section 18.03), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall materially adversely affect any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
Section 18.03.   Amendment to Conform to Law.   Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
ARTICLE 19
Withholding
The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect to satisfy the withholding requirements, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.
ARTICLE 20
Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 21
General Provisions
Section 21.01.   Forfeiture Events.   (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as defined in the Award Agreement), termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
(a)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or with gross negligence engaged in the misconduct, or knowingly or with gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(b)
The Committee shall have full authority to implement any policies and procedures necessary or desirable to comply with Section 10D of the Exchange Act and any rules promulgated thereunder.

(c)
All Awards shall be subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

B-13	Ameren Corporation

Section 21.03.   Legend.   The certificates or statements of holdings for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
Section 21.04.   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
Section 21.05.   Severability.   In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Section 21.06.   Requirements of Law.   The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Section 21.07.   Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)
obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Section 21.08.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
Section 21.09.   Investment Representations.   The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
Section 21.10.   Uncertificated Shares.   To the extent that this Plan provides for issuance of certificates to reflect the transfer or issuance of Shares, the transfer or issuance of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which the Shares are listed.
Section 21.11.   Unfunded Plan.   Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
Section 21.12.   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be granted or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 21.13.   Retirement and Welfare Plans.   Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to a Covered Employee’s annual incentive award, may be included as “compensation” for purposes of
2022 Proxy Statement	B-14

computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
Section 21.14.   Deferred Compensation.   With respect to Awards subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Code Section 409A, and the Plan shall be operated accordingly. The Committee may make changes in the terms or operation of the Plan and/or Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Code Section 409A. The Company, however, makes no representation or covenants that the Plan or Awards will comply with Section 409A.
Section 21.15.   Nonexclusivity of this Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
Section 21.16.   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
Section 21.17.   Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the state of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
(a)
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 21.18.   No Guarantee of Favorable Tax Treatment.   Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
Section 21.19.   Effect of Disposition of Facility or Operating Unit.   In the event that the Company or any of its Affiliates and/or Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Affiliates and/or Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Affiliates and/or Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Affiliates and/or Subsidiaries, then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Code Section 409A (if applicable), (i) accelerate the exercisability of Awards to the extent not yet otherwise exercisable or remove any restrictions applicable to any Awards and (ii) extend the period during which Awards will be exercisable to a date subsequent to the date when such Awards would otherwise have expired by reason of the termination of such Participant’s employment with the Company or any of its Affiliates and/or Subsidiaries (but in no event to a date later than the expiration date of the Awards or the fifth anniversary of the transaction in which such facility closes or operating unit ceases). If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the terms and conditions of the Award Agreement and the other terms and conditions of this Plan shall control.
B-15	Ameren Corporation

Ameren

SCAN TO VIEW MATERIALS & VOTE

D71544-P67776-Z81921

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AMEREN CORPORATION

The Board of Directors recommends you vote FOR the following:

ITEM 1

COMPANY PROPOSAL - ELECTION OF DIRECTORS—NOMINEES FOR DIRECTOR

		For	Against	Abstain
1a.	WARNER L. BAXTER	☐	☐	☐
1b.	CYNTHIA J. BRINKLEY	☐	☐	☐
1c.	CATHERINE S. BRUNE	☐	☐	☐
1d.	J. EDWARD COLEMAN	☐	☐	☐
1e.	WARD H. DICKSON	☐	☐	☐
1f.	NOELLE K. EDER	☐	☐	☐
1g.	ELLEN M. FITZSIMMONS	☐	☐	☐
1h.	RAFAEL FLORES	☐	☐	☐
1i.	RICHARD J. HARSHMAN	☐	☐	☐
1j.	CRAIG S. IVEY	☐	☐	☐
1k.	JAMES C. JOHNSON	☐	☐	☐
1l.	MARTIN J. LYONS, JR.	☐	☐	☐
1m.	STEVEN H. LIPSTEIN	☐	☐	☐
1n.	LEO S. MACKAY, JR	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
ITEM 2 –	COMPANY PROPOSAL - ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐
ITEM 3 –	COMPANY PROPOSAL - APPROVAL OF THE 2022 OMNIBUS INCENTIVE COMPENSATION PLAN.	☐	☐	☐
ITEM 4 –	COMPANY PROPOSAL - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AMEREN CORPORATION1901 CHOUTEAU AVENUE, MC-1310 ST. LOUIS, MO 63103 VOTE BY INTERNETBefore the Meeting - Go to www.proxyvote.com or scan the QR Barcode above.Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During the Meeting - Go to www.virtualshareholdermeeting.com/AEE2022You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D71544-P67776-Z81921 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.WARNER L. BAXTER!!!1b.CYNTHIA J. BRINKLEY!!!ForAgainst Abstain1c.CATHERINE S. BRUNE!!!1m. STEVEN H. LIPSTEIN!!!1d.J. EDWARD COLEMAN!!!1n.LEO S. MACKAY, JR!!!

AMEREN CORPORATION ANNUAL MEETING OF SHAREHOLDERSThursday, May 12, 202210:00 A.M. CDTwww.virtualshareholdermeeting.com/AEE2022Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on May 12, 2022:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D71545-P67776-Z81921AMEREN CORPORATIONP.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2022The undersigned hereby appoints MARTIN J. LYONS, JR., MICHAEL L. MOEHN and CHONDA J. NWAMU, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held live via the Internet at www.virtualshareholdermeeting.com/AEE2022 on May 12, 2022 at 10:00 A.M. CDT, and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.SEE REVERSE SIDE